As filed with the Securities and Exchange Commission on February 4, 2005
                                                    Registration No. 333-_____
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM F-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                           REDIFF.COM INDIA LIMITED
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Republic of India                                7370                               N.A.
-------------------------------     --------------------------------------------     -------------------
(State or other jurisdiction of      (Primary Standard Industrial Classification      (I.R.S. Employer
 incorporation or organization)                       Code Number)                   Identification No.)

                                ________________________________________

           Mahalaxmi Engineering Estate                                      CT Corporation System
        1st Floor, L.J. First Cross Road                                      818 West 7th Street
          Mahim (West), Mumbai 400 016                                       Los Angeles, CA 90017
              91 (22) 2444-9144                                               1 (213) 627-8252
--------------------------------------------------                  -----------------------------------
   (Address and Telephone Number of Registrant's                    (Name, Address and Telephone Number
           Principal Executive Offices)                                    of Agent for Service)


                          Copy of all communications, including communications
                                   sent to the agent for service, to:

                                         Jonathan B. Stone, Esq.
                                Skadden, Arps, Slate, Meagher & Flom LLP
                                   30th Floor, Tower Two, Lippo Centre
                                    89 Queensway, Central, Hong Kong
                                             (852) 2820-0700

                                ________________________________________

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.
[X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b)
under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities
Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

                                ________________________________________

                                     CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                    Amount to        Proposed Maximum         Proposed Maximum       Amount of
            Title of Each Class of                     be           Offering Price Per           Aggregate          Registration
        Securities to be Registered(1)            Registered(1)       Security(1)(2)        Offering Price(1)(2)        Fee
----------------------------------------------------------------------------------------------------------------------------------
Equity Shares of Rediff.com India Limited, par          --                    --                       --                 --
value of Rs. 5 per equity share(3)(5).........
----------------------------------------------------------------------------------------------------------------------------------
Debt securities of Rediff.com India Limited             --                    --                       --
(3) (4) (5)...................................
----------------------------------------------------------------------------------------------------------------------------------
Total.........................................          --                  100%                 $40,000,000            $4,708
==================================================================================================================================

(1)  American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable on deposit of the Equity Shares (as defined below) registered hereby have been registered under a separate statement on Form F-6. Each ADS will represent one-half of one equity share, par value of Rs 5 per equity share (each an "Equity Share"), with an aggregate public offering price for such ADSs not to exceed $40,000,000.

(2)  Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3)  Including such indeterminate number of Equity Shares (as shall comprise the ADSs) and of debt securities as may, from time to time, be issued at indeterminate prices.

(4)  If any debt securities are issued with original issue discount, the initial offering price of such debt securities shall be used in calculating the aggregate maximum offering price.

(5)  Also includes an indeterminate amount of Equity Shares, ADSs and debt securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other debt securities, Equity Shares or ADSs that provide for conversion or exchange into other securities. No separate consideration will be received for the Equity Shares, ADSs or debt securities, issuable upon conversion of or in exchange for Equity Shares, ADSs or debt securities.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
========================================================================================================

================================================================================
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale would be unlawful.
================================================================================

PROSPECTUS

                 Subject to Completion, dated February 4, 2005


                                  $40,000,000

                            REDIFF.COM INDIA LIMITED
                                      ADSs
                                Debt Securities

                       _________________________________

          We may sell, from time to time, in one or more offerings:

     o Our equity shares, par value Rs 5 per equity share (each an "Equity Share"), represented by American Depositary Shares ("ADSs"), each ADS representing one-half of one Equity Share;

     o    Our debt securities.

          We will provide the specific terms of purchase of any securities we actually offer for sale in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you decide whether to invest in any of these securities.

          Our ADSs are traded in the United States on the Nasdaq Small Cap Market under the ticker symbol "REDF".

          You should consider the risk factors beginning on page 10 before making an investment decision.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

          We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.


                The date of this prospectus is __________, 2005.

===============================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                            No.
                                                                           ----
About This Prospectus......................................................  3
Where You Can Find More Information........................................  3
Incorporation by Reference.................................................  3
Cautionary Statement Regarding Forward-Looking Statements..................  5
Rediff.com India Limited...................................................  6
Exchange Rate Information..................................................  9
Risk Factors............................................................... 10
Capitalization and Indebtedness............................................ 26
Use of Proceeds............................................................ 27
Trading Market............................................................. 28
Description of our Share Capital........................................... 29
Description of our ADSs.................................................... 34
Description of Debt Securities............................................. 41
Exchange Controls.......................................................... 53
Restriction on Foreign Ownership of Indian Securities...................... 56
Government of India Approvals.............................................. 59
Taxation................................................................... 61
Plan of Distribution....................................................... 62
Validity of the Securities................................................. 64
Experts.................................................................... 64
Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities.............................................................. 64
Enforcement of Civil Liabilities........................................... 65


          You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any dealer, salesperson or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You should not rely on any unauthorized information. This prospectus and any accompanying prospectus supplement do not offer to sell or buy any securities in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

          In this prospectus, all references to "we", "our", "us", "Rediff", "rediff.com" and the "Company", unless otherwise relevant to the context, are to Rediff.com India Limited, a limited liability company organized under the laws of the Republic of India, and its consolidated subsidiaries. References to "U.S." or the "United States" are to the United States of America, its territories and its possessions. References to "India" are to the Republic of India.

          In this prospectus, references to "$" or "US$" or "dollars" or "U.S. dollars" are to the legal currency of the United States and references to "Rs." or "Rupees" or "Indian Rupees" are to the legal currency of India. Our financial statements are prepared in Indian Rupees and presented in U.S. dollars except in case of our U.S. subsidiaries which are prepared and presented in U.S. dollars. Our financial statements are prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). References to a particular "fiscal" or "financial" year are to Rediff's fiscal year ended March 31 of such year.

          Although we have presented Indian Rupee amounts in this prospectus in U.S. dollars, this does not mean that the Indian Rupee amounts referred to have been, or could be, converted into dollars at any particular rate or at all. Except as otherwise stated in this prospectus and for information derived from our financial statements included in this prospectus, all translations from Indian Rupees to U.S. dollars contained in this prospectus are based on the noon buying rate, in the City of New York, on September 30, 2004, for cable transfers in Indian Rupees as certified for customs purposes by the Federal Reserve Bank of New York, which was Rs. 45.91 per US$1.00.

                                       2
===============================================================================

                             About This Prospectus

          This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of US$40,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

          This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents.

          You should read both this prospectus and any prospectus supplement, as well as the contracts, agreements or documents referred to above for information that may be important to you, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

                      Where You Can Find More Information

          We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20459. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically, including us. Our ADSs are traded on the Nasdaq Small Cap Market under the symbol "REDF".

          General information about us, including our Annual Report on Form 20-F and Current Reports on Form 6-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.rediff.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

                           Incorporation by Reference

          The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede such information. We incorporate by reference into this prospectus the following documents:

          o Our annual report on Form 20-F for the year ended March 31, 2004, filed with the SEC on September 29, 2004;

          o Our current reports on Form 6-K filed on October 6, 2004, January 25, 2005 and February 4, 2005;

          o The description of our Equity Shares contained in our registration statement on Form F-1 (SEC File No. 333-37376), filed with the SEC on May 19, 2000, and any amendment or report filed for the purpose of updating such descriptions; and

          o The description of our ADSs contained in our registration statement on Form F-6 (SEC File No. 333-12002), filed with the SEC on May 23, 2000, and any amendment or report filed for the purpose of updating such descriptions.

          In addition, any future filings on Form 20-F made with the SEC under the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the ADSs, and any

                                       3
===============================================================================
future reports on Form 6-K furnished by us to the SEC during such period or portions thereof that are identified in such forms as being incorporated into the registration statement of which this prospectus forms a part, shall be considered to be incorporated in this prospectus by reference and shall be considered a part of this prospectus from the date of filing of such documents.

          We will provide without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to Mr. Joy Basu, Chief Financial Officer, Rediff.com India Limited, Mahalaxmi Engineering Estate, 1st Floor, L.J. First Cross Road, Mahim
(West), Mumbai 400 016, India, +91-22-2444-9144.

          Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

                                       4
===============================================================================

           Cautionary Statement Regarding Forward-Looking Statements

          We have included statements in this prospectus and in the documents incorporated herein by reference which contain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions, that are "forward-looking statements", within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, and reflect our current expectations. We have made forward-looking statements with respect to the following, among others:

     o    our goals and strategies;

     o    our recent investments and divestments;

     o    the importance and expected growth of Internet technology;

     o    the pace of change in the Internet market;

     o    the demand for Internet services; and

     o    advertising demand and revenues.

          Actual results may differ materially from those suggested by the forward-looking statements due to certain risks or uncertainties associated with our expectations with respect to, but not limited to, our ability to successfully implement our strategy, our ability to successfully integrate the businesses we have acquired with our business, demand for e-commerce and changes in the Internet marketplace, technological changes, investment income, cash flow projections and our exposure to market risks. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occur in the future. As a result, actual future gains, losses or impact on net interest income could materially differ from those that have been estimated.

          In addition, other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to, general economic and political conditions in India and the United States, changes in the value of the Rupee, foreign exchange rates, equity prices or other rates or prices and level of Internet penetration in India and globally, changes in domestic and foreign laws, regulations and taxes, changes in competition, and other factors beyond our control. For further discussion on some of the factors that could cause actual results to differ, see the discussion under "Risk Factors" and "Recent Developments" contained in this prospectus or incorporated by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. In addition, readers should review the other information contained in our annual report on Form 20-F for the year ended March 31, 2004 incorporated by reference in this prospectus, as well as in our periodic reports on Form 6-K furnished with the SEC, from time to time, some of which are incorporated by reference in this prospectus. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Additional information about issues that could lead to material changes in our performance is contained in our annual report on Form 20-F for the year ended March 31, 2004, which is incorporated by reference in this prospectus.

                                       5
===============================================================================

                            Rediff.com India Limited

          Corporation Information

          Our legal name is Rediff.com India Limited. We were incorporated on January 9, 1996 as Rediff Communication Private Limited under the Indian Companies Act. We converted to a public company on May 29, 1998. On February 15, 2000 we changed our name to Rediff.com India Limited. Our principal office is located at Mahalaxmi Engineering Estate, 1st Floor, L.J. First Cross Road, Mahim (West), Mumbai 400 016, India, and our telephone number is +91-22-2444-9144. Our Internet address is www.rediff.com. The information on our website is not part of this prospectus.

          Our Business

          We are a leading Internet destination in India, focusing on India and the global Indian community. Our websites in India and the U.S. consist of communication services, such as e-mail, news and information channels, community features, sophisticated search engines, and mobile and online marketplace services. Our website in India also offers an instant messaging service.

          We also publish two weekly newspapers aimed at the Indian-American community based in the United States and Canada: "India Abroad" and "India in New York".

          Revenues from our reportable business segments for the six months ended September 30, 2003 and 2004 were as follows:

                                          For the six months ended September 30,
                                          --------------------------------------
                                                2003                 2004
                                            ------------         ------------

India Online business..............         US$1,527,956         US$2,479,944

U.S. Publishing business...........            2,848,824            3,055,222

     Total revenues................         US$4,376,780         US$5,535,166

          We have incurred significant net losses and negative cash flows from operations since our inception in January 1996, including a net loss of approximately US$0.89 million for the six months ended September 30, 2004, which consisted of a net loss from continuing operations of US$0.69 million and a net loss from discontinued operations of US$0.20 million. As of September 30, 2004, we had an accumulated deficit of approximately US$55.28 million. We will need to generate additional revenues, while controlling our expenses, to achieve profitability.

          Our Markets

          We believe that the growth of our revenues and profits from our India Online business is dependent on the growth of the Indian Internet and mobile phone user bases, the evolution of adequate payment mechanisms and our ability to capture a sizeable share of the increase in revenues resulting from such growth.

          The growth of the user bases for internet and mobile phones, in turn, is dependant on government policies which facilitate a competitive and financially healthy telecom industry. During the last few years, the Government of India has taken a number of steps in this direction, opening most sectors of the telecom industry to private sector and foreign capital, establishing independent regulatory authorities and reducing taxes on personal computers and mobile phones. We believe these steps are starting to show results:

          o Personal computer sales for the six months ending September 30, 2004 was estimated at 1.8 million, according to the Indian Manufacturers Association of Internet Technology ("MAIT"); and

          o The number of Indian mobile phone subscribers reached 43 million as of September 30, 2004, according to the Telecom Regulatory Authority of India ("TRAI").

                                       6
===============================================================================

          The growth of our US businesses is dependant on our ability to launch new services that appeal to the approximately 2 million Asian Indians living in the United States as well as increase in advertising revenues from our weekly newspapers, India Abroad and India in New York, and from our Rediff US Portal.

          Our Opportunity

          Internet and mobile phone usage is at an early stage in India and after a period of slow growth in the 2000-2003 period, is currently starting to accelerate. We believe our opportunities are driven by the following four factors:

     o we believe that we were an early mover in the Indian market; our brand is recognized and valued by Indian Internet users;

     o we are one of the few Internet companies in India offering complete portal services, such as e-mail, search, chat, instant messaging, blogs, news and online shopping;

     o low credit and debit card penetration rates in India mean that many potential e-commerce customers are not able to make payments online. Moreover, distribution and fulfillment facilities are not integrated nationally. Anticipated improvement in infrastructure, an increase in credit and debit card penetration rates, and the development of alternative payment mechanisms for online purchases, such as cash on delivery is expected to fuel the growth of e-commerce in India;

     o as of December 31, 2003, the percentage of online advertising expenditure to total advertising expenditure is less than 1% in India, compared to 3% to 5% in countries such as the People's Republic of China and South Korea, according to the TRAI. As penetration and usage of the Internet grows in India, we believe advertisers will increasingly use this medium as an additional advertising channel. We believe that as Internet advertising grows in popularity in India, we are well positioned, as the leading portal, to benefit from the growth; and

     o in India, mobile value-added services in the form of ringtones, games and chat services, are just getting under way as mobile phone operators complete installation of infrastructure for these services. We believe that as a portal with a large number of users, we are well positioned to benefit from the revenues generated from these services.

          Our Strategy

          We believe our success is due to our focus on providing a full range of culturally relevant portal solutions to Indians living in India and other parts of the world. We intend to continue to focus on providing the following services:

     o News and information services, including breaking news as well as message boards for users to post their opinions, a facility for users to personalize news to those that suit their interests and periodic newsletters they can receive in their e-mail boxes. Our news and information channels cover politics, business and entertainment news.

     o Communication services, including e-mail, chat and instant messaging. E-mail services are provided in a variety of Indian languages.

     o Mobile services, including facilities for downloading ringtones, mobile games, wallpapers, chat and email. We provide these services for both 2G and 2.5G mobile services.

     o Consumer services, including webhosting, domain name registration, matchmaking and astrology. Some of our consumer services are offered on a subscription basis.

     o Search services, including facilities to locate local information on people and businesses.

     o Online shopping services, including a platform for merchants in India to create online shops, package tracking facilities, and a facility for consumers to rate merchants. Our online shopping service also

                                       7
===============================================================================
          allows Indians living in India and worldwide to send gift products to their friends and relatives living in India. We offer a wide range of payment options to our customers.

     o Online advertising services on our Rediff.com website, revenues from which currently account for a significant portion of our India Online business. These include banners, email and text link campaigns and sponsorship of editorial events. Our target client base for advertising and sponsorships include global companies doing business in India as well as domestic corporations.

     o Our recently launched "Pay4Clicks", which is an automated platform targeted at small- to medium-scale Indian businesses that have little or no online presence or have limited advertising budgets. "Pay4Clicks" allows merchants to advertise on the Rediff.com website, with a fee being charged to the merchant each time a user clicks on its advertisement. This model has shown vibrant growth in some parts of the world.

     o In the United States, publication of "India Abroad" and "India In New York", as well as providing online services to the Asian Indian community.

          Additional information regarding our industry and our business is set forth in our annual report on Form 20-F for the year ended March 31, 2004 which is incorporated herein by reference. Recent devlopments involving our business is set forth in our current reports of Form 6-K filed on October 6, 2004, January 25, 2005 and February 4, 2005, each of which is incorporated herein by reference.

                                       8
===============================================================================

                           Exchange Rate Information

          Fluctuations in the exchange rate between the Indian Rupee and the U.S. dollar may affect the market price of our ADSs which, beginning on June 24, 2002, have been traded on the NASDAQ Small Cap Market. Such fluctuations will also affect the U.S. dollar conversion by our depositary for the ADSs, Citibank, N.A., of any cash dividends paid in Indian Rupees on our Equity Shares represented by the ADSs.

          The following table sets forth, for the periods indicated, certain information concerning the exchange rates between Indian Rupees and U.S. dollars based on the noon buying rate in the City of New York for cable transfers in Rupees as certified for customs purposes by the Federal Reserve Bank of New York:

Fiscal Year Ended March 31,        Period End(1)    Average(1)(2)     High         Low
                                   -------------    -------------    --------    --------

2000                                 Rs.43.65         Rs.43.46       Rs.43.75    Rs.42.50
2001                                    46.85            45.88          47.47       43.68
2002                                    48.83            47.80          48.91       46.58
2003                                    47.53            48.36          49.07       47.53
2004                                    43.40            45.78          47.46       43.40

For the six months ended
September 30, 2004                      45.91            45.75          46.45       43.40

          The following table sets forth the high and low exchange rates for the previous six months and are based on the average of the noon buying rate in the City of New York on the last business day of each month during the period for cable transfers in Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York:

              Month                          High              Low
                                             ----              ---

              July 2004                      46.45            45.66
              August 2004                    46.40            46.21
              September 2004                 46.35            45.81
              October 2004                   45.87            45.30
              November 2004                  45.40            44.87
              December 2004                  44.52            43.27
              January 2005                   43.82            43.35

---------

(1) The noon buying rate at each period end and the average rate for each period differed from the exchange rates used in the preparation of our financial statements.

(2) Represents the average of the noon buying rate on the last day of each month during the period.

                                       9
===============================================================================

                                  Risk Factors

          An investment in our securities involves a high degree of risk. You should carefully consider the following information about risks, together with the other information contained in this prospectus and in the documents incorporated herein by reference, including our financial statements and related notes, before you making an investment decision. If any of the circumstances or events described below actually arises or occurs, our business, results of operations and financial condition would likely suffer. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks faced by us described below and elsewhere in this prospectus.

          Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Risks Related to our Business

Pending and potential litigation against us could have a material adverse effect on our business and operating results and lower the market price of our ADSs.

          Khanna Action

          On April 16, 2001, four of our officers and directors, including Ajit Balakrishnan, our Chairman and Managing Director, a group of investment banks that acted as underwriters in our June 2000 initial public offering (the "IPO") and listing of ADSs and we, were named as defendants in Khanna v. Rediff.com India Ltd. et al., (the "Khanna Action"), a class action lawsuit filed in the U.S. District Court for the Southern District of New York. The plaintiffs allege that our registration statement filed with the SEC contained misleading statements and omissions in violation of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 under the Exchange Act. The plaintiff class in this lawsuit has been defined as all persons who purchased ADSs from the time of the IPO through April 14, 2001 and seeks unspecified damages. Subsequent to the filing of the Khanna Action, several other actions have been filed against us and the other defendants setting forth substantially the same allegations. All the cases have been consolidated before a single judge in the United States District Court for the Southern District of New York.

          Shives Action

          On June 5, 2001, twenty-four companies, including us, who had issued securities to the public in their initial public offerings, together with the investment banks who acted as underwriters in these initial public offerings, were named as defendants in the action of Shives et al. v. Bank of America Securities, LLC et al., (the "Shives Action"), a class action lawsuit filed in the U.S. District Court for the Southern District of New York. Also named as defendants in this lawsuit were four of our officers and directors, including Ajit Balakrishnan. The plaintiffs in this lawsuit allege that the underwriter defendants combined and conspired to inflate the underwriting compensation they received in connection with the initial public offerings of the defendant companies, to manipulate and inflate the prices paid by plaintiffs for securities issued in the initial public offerings and to restrain and suppress competitive pricing for underwriting compensation. The plaintiffs allege claims pursuant to the U.S. Sherman Antitrust Act, 1890, as amended, the U.S. Clayton Antitrust Act, 1914, as amended, and the Securities Act against the underwriter defendants. The plaintiffs further allege that the defendants, including us and certain of our officers and directors, made material misstatements and omissions in violation of the Securities Act and the Exchange Act by concealing or failing to disclose the compensation earned by the underwriters in the initial public offerings. As against us and our officers and directors, the Complaint defines a "Rediff.com Sub-Class" consisting of all persons who purchased securities of Rediff.com India Limited from the time of the IPO through April 4, 2001 and seeks unspecified damages. This case has been consolidated with several hundred other similar cases filed against other issuers who had IPOs in 2000 and 2001.

          On November 24, 2003, plaintiffs' counsel in the Khanna action and Shives action filed a Consolidated Amended Securities Class Action Complaint ("Consolidated Complaint") which incorporates the material allegations from Khanna action and Shives action. On January 30, 2004, we and our officers and directors filed a motion to dismiss the Consolidated Complaint. The underwriter

                                      10
===============================================================================
defendants filed a separate motion to dismiss. On October 15, 2004 the District Court judge granted in part and denied in part the motions to dismiss and set a pre-trial discovery schedule. At a status conference held on January 26, 2005, the District Court judge set a deadline of June 15, 2005 for pre-trial fact discovery and referred the parties to a magistrate judge for settlement discussions. The District Judge also scheduled a second status conference for June 6, 2005.

          On May 11, 2001, we received from our underwriters in our IPO a demand for indemnification of the underwriters' legal fees and liabilities. Our board of directors resolved to indemnify our officers and directors named as defendants against their legal fees and liabilities, to the extent permitted under Indian law. At the time of the IPO, we purchased Directors & Officers liability insurance (the "D&O Policy"), providing coverage against federal securities law claims. The D&O Policy includes coverage for our cost of defending the class action lawsuits, our indemnification liabilities to our officers and directors, and our indemnification liabilities to our underwriters. The coverage of the D&O Policy is denominated in Indian Rupees, but the policy proceeds are payable in U.S. dollars. Based on the noon buying rate at September 30, 2004, the face amount of the D&O Policy is approximately US$19.5 million. The proceeds of the D&O Policy available to satisfy any judgment against us, or any judgment against persons whom we are obligated to indemnify, will be reduced by the amount of the legal fees and associated expenses incurred in the course of our defense and the defense of the individual defendants and the underwriters which are paid from the D&O Policy. The D&O Policy includes a deductible of approximately US$244,840 (based on the noon buying rate at September 30, 2004), which must be paid by us before the D&O Policy proceeds would be available. The D&O Policy contains various exclusions, which, if met, may result in the denial of insurance coverage. We have been advised by the insurance carriers who wrote the D&O Policy that they are not aware of any facts or circumstances that would cause any of the exclusions to apply, but that the carriers have reserved their rights to claim that the exclusions do apply if any such facts or circumstances come to their attention.

          RCC Complaint

          On June 21, 2000, we and our directors and others (Ajit Balakrishnan, Arun Nanda, Abhay Havaldar, Sunil Phatarphekar, Charles Robert Kaye and Tony
Janz) were named as accused in a criminal complaint (RCC Complaint Number 76 of 2000, the "RCC Complaint"), filed by Mr. Abinav Bhatt, a 22 year old student, before the Judicial Magistrate, First Class, Pune, India, alleging commission of an offense under Section 292 of the Indian Penal Code, 1860, as amended, or IPC, for distributing, publicly exhibiting and putting into circulation obscene, pornographic and objectionable material. The Complaint alleged that we, through our website "www.rediff.com", provided a search facility that enabled Internet users to view pornographic, objectionable and obscene material. On November 27, 2000, the Judicial Magistrate passed an order in the RCC Complaint holding that a prima facie case under Section 292 of the IPC had been made out against us and directed commencement of criminal proceedings against all the defendants. A criminal writ petition, or Writ Petition, was filed in the High Court of Mumbai (Criminal Writ Petition Number 1754 of 2000) seeking, among other things, relief setting aside of the order of the Judicial Magistrate. The High Court of Mumbai in its order dated December 20, 2000, while granting ad-interim relief to the petitioners in the Writ Petition, stayed the order of the Judicial Magistrate pending final disposal of the Writ Petition. The Writ Petition has been admitted by the High Court of Mumbai. While we believe that the lawsuit is without merit, and that we and our directors have a valid defense to the Complaint, in the event that we are unsuccessful in our defense, we and our directors may face both criminal penalties and monetary fines.

          IMI Complaint

          A complaint was filed by the Indian Music Industry ("IMI"), a society representing various music companies in Magistrate's Court India against three of our directors. The complaint alleges that by providing links to MP3 sites through its directory we have been guilty of violating Section 51 of the Indian Copyright Act 1957. The complaint alleges that the MP3 sites to which links were provided permitted downloading of music, which had not been authorized to be so downloaded by copyright owners who are members of IMI. Our directors are named as parties to the lawsuit because, according to the complaint, the directors are in charge of our affairs and are hence deemed to be guilty of committing the offense. Our directors have presently been exempted from personal appearance. Our directors filed an application for discharge of the complaint before the Magistrate. However, a recent judgment of the Supreme Court of India has held that applications for discharge cannot be heard by the Magistrate who will be conducting the trial in relation to a pending complaint. As such, the application for discharge of the complaint before the Magistrate now needs to be withdrawn and a fresh application for quashing the complaint will have to be filed in the High Court. Such application is under preparation and will be filed shortly. Although our directors believe they have valid defenses to the action, if they are unsuccessful after exhausting all legal remedies, our directors could face both criminal penalties and monetary fines.

                                      11
===============================================================================

          All of the foregoing actions require management time and cost. In addition, we can give no assurances that we will be successful in our defense of such actions. If any of our directors are subject to criminal penalties, we may be deprived of their services as directors.

          Other matters

          From time to time, we hire employees from our competitors and our competitors also hire our employees. In some circumstances, employees who we hire are subject to employment terms that restrict them from working for competitors of their former employer for a period of time. In one such recent case, we hired a senior manager from a competitor who was subject to such a restriction. The senior manager's former employer has given public notice in several newspapers that any person dealing with the senior manager does so at their own risk and cost. While Indian courts have often determined not to enforce such restrictions on the grounds that employees cannot be prevented from earning a living, there can be no assurance that we will not be the subject of a claim, including for damages or an injunction, due to this or other hires that we have made or may make in the future from any competitor. Any such claim, whether or not having merit, would involve us in incurring expense, including for legal fees, and management time, and there can be no assurance that we would be successful in defending any such claim.

          We are also subject to other legal proceedings and claims, which have arisen in the ordinary course of our business. Those actions, when ultimately concluded and determined, will not, in the opinion of management, have a material effect on our results of operations or financial position.

          For additional information regarding pending litigation filed against us, please see our annual report on Form 20-F for the year ended March 31, 2004 incorporated herein by reference.

A slowdown in the Indian and the U.S. economies and in certain sectors could adversely affect our business, operating results and financial condition.

          We are dependent on the health of the Indian and the U.S. economies. A slowdown in the United States and Indian economies or sectors in which our clients are based, including the Internet and technology-based sectors, or an overall reduction in consumer and business spending, could have a materially adverse impact on our business and our prospects. A significant portion of our revenues are derived from retail customers and from companies that operate in various sectors, including the Internet and technology-based sectors as well as insurance, financial services, banking and consumer goods sectors. Many of these sectors could experience slowdown in growth. As a result, advertisers may reduce advertising expenditures or may not spend as much money on online and offline advertising as anticipated. A prolonged or material decline in Internet advertising expenditure will have a material adverse effect on our operating results. Further, a slowdown in the Indian and U.S. economies may make it difficult for us to raise money in the equity and debt markets on terms favorable to us or at all, which may have an adverse effect on our financial condition and operating results.

We have a history of losses. We may continue to incur losses and we may not achieve or maintain profitability.

          We have incurred significant net losses and negative cash flows from operations since our inception in January 1996, including a net loss of approximately US$5.7 million for the fiscal year ended March 31, 2004 and of approximately US$0.89 million for the six months ended September 30, 2004. As of March 31, 2004 and September 30, 2004, we had an accumulated deficit of approximately US$54.4 million and US$55.28 million, respectively. We may continue to have net losses and negative operating cash flows for the foreseeable future. We expect to increase our spending as we continue to expand our services, advertise and promote our brand, and invest in the expansion of our infrastructure and sales and marketing staff. We have incurred and in the future may incur expenses in connection with acquisitions and investments. Accordingly, we will need to generate significant additional revenues, while controlling our expenses, to achieve profitability. We may not be able to do so. Our business model is not yet proven in India or the United States, and we cannot assure you that we will ever achieve or sustain profitability or that our history of operating losses will not continue in the future. If we are unable to achieve or maintain profitability, we will be unable to build a sustainable business. In this event, the price of our ADSs and the value of your investment would likely decline.

Intense competition in our businesses could prevent us from achieving or sustaining profitability.

                                      12
===============================================================================

          Our businesses compete in various sectors including with Indian and foreign online content and services providers, and traditional print and television media companies. Many of our competitors have a longer operating history, greater name recognition and customer base, and greater management, financial, technical, marketing, sales, brand, and other resources than we do. They can use their superior experience and resources in a variety of competitive ways, including by investing more aggressively in research and development, creating superior content, making acquisitions, and competing more aggressively for advertisers. There has also been a trend toward industry consolidation so our smaller competitors today may become part of larger competitors in the future. If our competitors in our online business are more successful than we are at generating visitors and website traffic due to superior content and other service offerings or our competitors in our publication business are more successful at growing their circulation and advertising share, our revenues may decline.

          In addition to Internet companies, our online business faces competition from other companies that offer traditional media advertising opportunities, including print and television companies. Most large advertisers have set advertising budgets, a small portion of which is allocated to Internet advertising. For the near future, we expect that large advertisers will continue to focus their advertising efforts on traditional media. If we fail to convince these companies to spend a larger portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on Internet advertising, our operating results may decline.

          Competition for visitors, customers, subscribers, advertisers and e-commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Furthermore, it is difficult to predict which online advertising pricing model, if any, will emerge as the industry standard. This makes it difficult to predict our future advertising rates and revenues.

          Our publication business in the United States and Canada faces competition from not only Internet-based publications but also from other publications targeted at Indian-Americans and from television channels featuring Indian news and programming. In addition, competition for paying subscribers for our India Abroad newspaper, which is subscription-based, is intense due to the presence of other paid newspapers such as New India Times, Indian Express and India West. Further, our publications also face competition from free newspapers and from electronic media, such as television and online publications and services.

          Our revenues could be adversely affected if we are unable to adapt to new forms of pricing for the services and products we offer. Increased competition or the actions of our existing competitors may result in:

     o    loss of visitors and website traffic;

     o    loss of paid subscribers;

     o    loss of advertisers;

     o    reduced operating margins;

     o    loss of market share; and

     o    diminished value in our services.

          Any one of these factors could materially and adversely affect our business, financial condition and operating results.

          For additional information regarding our competition, please see our annual report on Form 20-F for the year ended March 31, 2004 incorporated herein by reference.

Our quarterly operating results may fluctuate significantly and may fail to meet the expectations of securities analysts and investors, which may cause the price of our ADSs to decline.

          Our quarterly results may fluctuate significantly in the future based on a variety of factors. These factors could affect our long-term performance. Some of these factors include:

     o    increased competition;

     o    changes in pricing policies for our product and service offerings;

     o increase in personnel, marketing and other operating expenses to support our anticipated growth;

     o our ability to attract new users and to retain existing users at reasonable costs;

     o our ability to adequately maintain, upgrade and develop our portal, our computer network and the systems that we use to process customer orders and payments;

                                      13
===============================================================================

     o the timing of our expansion plans in India and other geographic markets;

     o    seasonality in retail sales;

     o technical difficulties, system or website downtime or Internet service disruptions; and

     o    entry into new businesses requiring substantial investments.

          Our operating results are volatile and can be difficult to predict. As a result, quarter-to-quarter comparisons of our operating results may not be good indicators of our future performance. In addition, it is possible that our operating results in any future quarter could be below the expectations of investors generally and any published reports or analyses on us. In that event, the market price of our ADSs may decline.

We may not be able to grow our business if advertising in our markets does not expand.

          Online Advertising

          Our business strategy depends on the anticipated growth of online advertising in our markets and the growth of our revenues depends on increased revenues generated by advertising. We anticipate that a high portion of our future revenues will continue to be derived from hosting advertising space on our website. Online advertising is an unproven business and our ability to generate and maintain significant advertising revenues will (among others) depend on:

     o our ability to attract and retain advertisers at profitable rates in light of intense competition;

     o our ability to generate and continue to grow a large community of users with demographics attractive to advertisers;

     o advertisers' acceptance of the Internet as an effective and sustainable medium;

     o the effectiveness of our advertising delivery, tracking and reporting systems; and

     o    our ability to adapt to new forms of Internet advertising.

          Different pricing models are used to sell online advertising, and it is difficult to predict which, if any, of the models will emerge as the industry standard. This makes it difficult to project our future advertising rates and revenues. A reduction in traffic on our website may cause new advertisers not to enter into contracts with us and could cause existing advertisers not to renew their contractual arrangements with us, each of which, in turn, would reduce our potential advertising revenues. Additionally, any development of Internet software that blocks advertisements before they appear on a user's screen may hinder the growth of online advertising and could materially and adversely affect our ability to grow our online advertising revenues and our business. Also, a slowdown in economic growth, and in particular a slowdown in the growth of companies that advertise on the Internet, may result in a reduction in our advertising revenues.

          Our contracts with advertising customers do not commit them to continue to provide us with a specific volume of business and can typically be terminated by them with or without cause, with little or no advance notice and without penalty. Additionally, our contracts with advertising customers are usually limited to a specific project and/or for a specific time period and not any future work. There are also a number of factors other than our performance, and not within our control, that could cause the loss of advertising customers. Early termination of material contracts or non-renewal of an expired material contract could have a material adverse effect on our business and on our future financial performance.

          Newspaper Advertising

          Our business strategy in the United States and Canada for our India Abroad business depends primarily on growth in advertising in our publications. Competition to provide news and information regarding India or of interest to Indian-Americans in these markets is intense, with competitors including publications with general circulation or that are offered for free and electronic media, such as websites and television channels dedicated to Indian news and programming. Our ability to secure advertising contracts and maintain our advertising rates depends principally on the number of subscribers we have on our circulation. If we are unable to compete with these alternatives or experience a reduction in paid subscribers, we may experience a reduction in advertising revenues. A slowdown in economic growth, in particular a slowdown in the growth of companies that advertise products or services targeted at Indian-Americans, may also reduce advertising revenues for our publications. Further, as is the case with our contracts with online advertisers, our contracts with advertising customers for our India Abroad business usually do not commit them to continue to provide us with a specific volume of business and can typically be terminated by them with or without cause, with little or

                                      14
===============================================================================
no advance notice and without penalty. Any of these factors could have a material adverse effect on our business and our future financial performance.

The loss of one or more significant advertisers could adversely affect our revenues.

          We derive a considerable portion of our revenues from certain key advertisers. For the six months ended September 30, 2004 our top ten advertisers in India accounted for approximately 34% of our India Online revenues. For the same period, for our U.S. publishing business, our top 10 advertisers contributed approximately 20% of total U.S. publishing revenues. Any failure to meet advertiser expectations could result in cancellation or non-renewal of contracts, which typically can be terminated by advertisers with or without cause, with little or no advance notice and without penalty. The loss of, or a significant reduction in the volume of business from, one or more of our large advertisers could have a material adverse effect on our operating results and financial condition.

Our operations could be disrupted by unexpected network interruptions caused by system failures, natural disasters or unauthorized tampering of our systems.

          Our online businesses rely heavily on the Internet and, accordingly, depend upon the continuous, reliable and secure operation of Internet servers, related hardware and software and network infrastructure, such as telephone lines leased from service providers. The continual accessibility of our websites and the performance and reliability of our network infrastructure are critical to our reputation, and our ability to attract and retain users, advertisers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services or increases the response time of our services could reduce our appeal to advertisers and consumers. Factors that could significantly disrupt our operations include:

     o system failures and outages caused by fire, floods, earthquakes, tsunamis, power loss, telecommunications failures and similar events;

     o software errors; computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems;

     o security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information; and

     o    terrorist acts.

          We have limited backup systems and redundancy. The failure of these backup systems could lead to the disruption of our services and the loss of important data. We have suffered temporary service outages in the past from time to time that have resulted in a disruption of our services. Future disruptions or the occurrence of any of the foregoing factors may result in users being temporarily unable to access our content, community and e-commerce offerings. Any sustained disruption will reduce the number of visitors to our website and could have a material adverse impact on the transactions handled through our website. Such disruptions could also reduce the number of advertisers on our site and materially affect our operating results, which may lead to a decline in the market price of our ADSs.

          We seek to protect our computer systems and network infrastructure from physical break-ins, as well as security breaches and other disruptive problems. We employ security systems, including firewalls and password encryption, designed to minimize the risk of security breaches. There can be no assurance that these security measures will be effective.

          If someone penetrates our network security or otherwise misappropriates sensitive data about our users, we could be subject to liability. These liabilities could include fraud claims and other claims for misuses of personal information, such as unauthorized marketing purposes. These claims could result in litigation and could have a material adverse effect on our business, results of operations and financial condition.

          We do not carry material business interruption insurance to protect us in the event of a catastrophe, even though such an event could lead to a significant negative impact on our business. Any sustained disruption in Internet access provided by third parties could also adversely affect our business.

We may not benefit from our acquisitions and investments and our acquired businesses could increase our net losses.

          We have made several strategic acquisitions and investments in order to penetrate new markets, generate additional revenue streams and provide

                                      15
===============================================================================
value-added services to our users. We may, if opportunities arise, acquire or invest in developing products, technologies or companies in the future. However, there can be no assurance that our acquisition and investment strategy will be successful or that we will realize the anticipated benefits from such acquisitions or investments. Such transactions are accompanied by a number of risks, including:

     o the failure to identify operating weaknesses of the acquired business during the course of due diligence and negotiations of these transactions;

     o the difficulty of assimilating the operations, third-party relationships and personnel of the acquired companies with our operations;

     o the potential disruption to our ongoing business and distraction of management during the acquisition and integration process;

     o the difficulty of incorporating acquired technology, software or content into our products, and unanticipated expenses related to such integration;

     o the impairment of relationships with employees and customers as a result of any integration of new management personnel;

     o the potential unknown liabilities associated with acquired businesses;

     o    failure to develop successfully new products or technologies;

     o failure to popularize such products or technologies and/ or derive expected revenues therefrom;

     o unfavorable changes in business environment and government regulations; and

     o unfavorable changes in accounting rules and guidelines relating to our acquisitions.

          Any or all of our future acquisitions may face similar risks and we may not be successful in addressing these risks or any other problems encountered in connection with such acquisitions.

Our business and growth will be impaired if we are unable to retain our existing key personnel and hire additional skilled employees.

          We are dependent on certain key members of our management team. In particular, our success depends upon the continued efforts of our Chairman and Managing Director, Ajit Balakrishnan. We do not carry any key employee insurance. All of our employees are located in India and the United States, and each may voluntarily terminate his or her employment with us. Our planned activities will require additional expertise in sales and marketing, technology and other areas. The labor market for skilled employees is extremely competitive, and the process of hiring employees with the necessary skills is time consuming and requires the diversion of significant resources. We may not be able to continue to retain existing personnel or identify, hire and successfully integrate additional qualified personnel in the future. The loss of the services of key personnel, especially the unexpected death or disability of such personnel, or the inability to attract additional or replacement qualified personnel, could impair the growth of our business.

We are highly dependent on our agreements with cellular service providers for service delivery and fee collection.

          Our mobile services, including wireless short messaging services, depend mainly on the cooperation of a large number of private and government mobile phone operators who have the necessary licenses to provide cellular services to consumers across various states/cities in India. We rely on all of these mobile phone operators to provide network and gateway for our wireless short messaging services. We also utilize their billing systems to collect service fees from customers. Certain of these mobile phone operators also provide services to their customers (such as the downloading of ringtones) which compete with the cellular services we offer. This may make them less eager to cooperate with us. If any or all of these cellular service providers encounter technical problems, or if they refuse to cooperate with us or reduce fees payable to us, our ability to provide mobile services may cease or be severely disrupted, which may have a significant and adverse impact on our future operating results.

We rely on increased sales of, and high renewal rates for, our subscription and fee based products and services.

          A part of our India Online revenue growth for the fiscal year ended March 31, 2004 and for the six months ended September 30, 2004 was from our fee-based Internet services consisting primarily of paid e-mail service, subscription service and wireless short messaging service in India. We are deriving an increased portion of our revenues from these services. If not enough users adopt and use our fee-based Internet services, our growth may be adversely affected.

                                      16
===============================================================================

Potential liability for information we publish may require us to defend against legal claims, which may cause significant operational expenditures.

          We may be subject to claims for defamation, libel, copyright or trademark infringement or other legal actions relating to the information we publish. These types of claims have been brought, sometimes successfully, against news and opinion publishing businesses in the past. Our insurance coverage may not adequately protect us against these claims. Liability claims could require us to spend significant time and money in litigation and to pay significant damages. As a result, liability claims, whether or not successful, could seriously damage our reputation and business.

We may be liable to third parties for information retrieved from our website.

          We could be exposed to liability for the selection of listings that may be accessible through our portal or through content and materials that we develop or that our users may post in message boards, chat rooms, blogs or other interactive services. For example, we are a party to a criminal writ petition filed in the High Court of Mumbai, India, which alleged that we, through our website "www.rediff.com", provided a search facility that enabled Internet users to view pornographic, objectionable and obscene material. Please see the section on "Business - Legal Proceedings" in our annual report on Form 20-F for the year ended March 31, 2004 incorporated herein by reference for more information on this litigation. Further, in December 2004, a senior executive of eBay's Indian affiliate, Baazee.com, was arrested and held in custody in India in connection with the alleged sale of a pornographic video CD on Baazee.com's online auction portal. We may also be subject to claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information we post on our website. We could also become liable if confidential information is disclosed inappropriately on or through our website. It is also possible that if any information provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on the information.

          We offer Internet-based e-mail services, which could expose us to potential liabilities or claims resulting from:

     o    unsolicited e-mail;

     o    lost or misdirected e-mail;

     o    illegal or fraudulent use of e-mail; and

     o    interruptions or delays in e-mail service.

          The laws in India and the United States relating to the liability of companies which provide online services, like ours, for activities of their users are currently unsettled. Investigating and defending these claims is expensive, even if they do not result in liability. We do not carry insurance to protect us against all types of claims, and there is no precedent on such liabilities under Indian law. Further, our business is based on establishing the Rediff.com portal as a trustworthy and dependable provider of content and services. Allegations of impropriety, even if unfounded, could damage our reputation, disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses.

We may be liable to third parties for the products they purchase online.

          Consumers may sue us if any of the products or services that are offered on our website's marketplace are defective, fail to perform properly or injure the user. Although our agreements with manufacturers and distributors whose products are displayed on our website's marketplace typically contain provisions intended to limit our exposure to such liability claims, these provisions may not be sufficient to limit all of our liability from such claims. Product warranties are the responsibility of those who sell products on our website's marketplace, although our reputation can be adversely affected if a user is not satisfied with a purchase. Liability claims could require us to spend a considerable amount of resources, time and money in litigation and to pay significant damages. Allegations of impropriety, even if unfounded, or poor service provided by manufacturers and distributors on our website's marketplace, could damage our reputation, disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses.

          In addition, the laws relating to the online sale of goods and services is not fully developed. The various laws and regulations that cover online sales of products and their interpretation involve a significant degree of uncertainty. For example, we may have to register our business under various laws relating to the sale of goods. Further, the application of tax law as it

                                      17
===============================================================================
relates to online transactions for goods and services is likewise uncertain. Our business, financial condition and operating results may be materially affected if we were required to obtain such registrations or comply with various additional laws and regulations or pay additional taxes.

Privacy concerns may prevent us from selling demographically targeted advertising in the future and make us less attractive to advertisers.

          We collect personal data from our user base in order to understand better our users and their needs and to help our advertisers target specific demographic groups. If privacy concerns or regulatory restrictions prevent us from selling demographically targeted advertising, we may become less attractive to advertisers. For example, as part of our future advertisement delivery system, we may integrate user information such as advertisement response rate, name, address, age or e-mail address, with third-party databases to generate comprehensive demographic profiles for individual users. However, if we are unable to construct demographic profiles for Internet users because users refuse to give consent, we will be less attractive to advertisers and our business may suffer.

Indian and/or overseas regulators and other telecommunications operators may challenge our ability to offer a Voice Over Internet Protocol, or VOIP, service as one of the features of our Rediff BOL instant messenger service.

          In January 2005, we launched a new version of our Rediff BOL instant messenger service. Among the new features we introduced was a PC-to-PC voice chat facility that allows Rediff BOL users to chat, using VOIP technology, with each other. Calls made are routed through the Internet. While Rediff BOL users may not use the voice chat facility to communicate through a switched telephone network, it is possible that Indian and/ or overseas telecommunications regulators, operators or trade associations may in the future seek to impose restrictions on our ability to offer this voice chat facility. If any such restrictions are imposed, we may be required to discontinue this feature of Rediff BOL. Further, we may be required to devote time and management attention, and incur expenses, addressing any such restrictions or responding to claims from third parties regarding Rediff BOL.

We may not be able to manage our operations effectively if we grow, which could harm our business.

          We anticipate expansion of our business in India as we address growth in our customer base and market opportunities. In order to manage the expected growth of our operations and personnel, we will be required to improve existing and implement new operational and financial systems, procedures and controls, and to expand, train and manage our employee base. Further, our management will be required to maintain and expand our relationships with various other partners, mobile phone operators, Internet and other online service providers and other third parties necessary to our business. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations or that such relationships will be maintained or developed.

Currency exchange rate fluctuations may adversely impact our operating results and financial condition.

          The exchange rate between the Rupee and the U.S. dollar has changed substantially in the last two decades and could fluctuate substantially in the future. On an annual average basis, the Rupee declined against the U.S. dollar from 1980 to 2002. In May 2002, however, the Rupee began appreciating relative to the U.S. dollar, such that as per the cable transfer buying Rupee/U.S. dollar exchange rate quoted by the Federal Reserve Bank of New York, the Rupee gained approximately 11.4% of its value relative to the U.S. dollar from a rate of Rs.49.08 = U.S.$1.00 in May 2002 to a rate of Rs.43.40 = U.S.$1.00 as of March 31, 2004. As of September 30, 2004, the cable transfer buying Rupee/U.S. dollar exchange rate quoted by the Federal Reserve Bank of New York was Rs. 45.91 = U.S.$1.00, a 5.8% depreciation against the rate as of March 31, 2004 stated above. Since September 30, 2004 the Rupee has appreciated by approximately 5% against the U.S. dollar, with the Rupee/U.S. dollar exchange rate quoted by the Federal Reserve Bank of New York as of January 31, 2005 at Rs. 43.60 = U.S.$1.00

          Because a substantial portion of our cash and cash equivalents is currently held in Indian Rupees, devaluation or depreciation of the value of the Indian Rupee will adversely affect the value of our cash reserves in foreign currency terms. In addition, our market valuation could be materially adversely affected by the devaluation of the Indian Rupee if U.S. investors analyze our value and performance based on the U.S. dollar equivalent of our

                                      18
===============================================================================
financial condition and operating results. We expect that a substantial portion of our revenues will continue to be generated in U.S. dollars from our U.S.-based operations for the foreseeable future and a significant portion of our expenses, including personnel costs, will continue to be denominated in Indian Rupees. As such, any appreciation of the Rupee against the U.S. dollar will reduce the cost advantage derived from our Rupee-denominated expenses and is likely to adversely affect our financial condition and results of operations.

If we are unable to adapt to the rapid technological changes, our business could suffer.

          Our success will depend, in part, on our ability to respond to technological advances and practices on a cost-effective and timely basis. The development and implementation of such technology entails significant technical and business risks. There can be no assurance that we will successfully implement new technologies. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, our business and our future financial performance could be materially adversely affected.

If we are unable to successfully seize upon new business opportunities, our growth may be adversely affected.

          New technologies are giving rise to new business opportunities, such as in gaming and paid search. We believe that much of our future growth will depend on our ability to seize upon these opportunities and successfully launch new products and services. If we are unable to do so, our future growth and financial performance could be adversely affected.

A small group of our existing shareholders control our company and may have interests which conflict with those of our other shareholders or owners of our ADSs.

          As of September 30, 2004, our seven largest shareholders and their affiliates beneficially owned an aggregate of approximately 79% of our Equity Shares. As a result, such shareholders acting collectively are able to exercise control over most matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions. Under Indian law, a simple majority is sufficient to control all shareholder action except for those items which require approval by a special resolution. In case of a special resolution, approval of three-fourths of the shareholders present and voting is required. Examples of actions that require a special resolution include:

     o    amending our Articles of Association;

     o issuing additional shares of capital stock, except for pro rata issuance to existing shareholders;

     o    commencing any new line of business; and

     o    commencing a liquidation.

          Further, Ajit Balakrishnan, Diwan Arun Nanda and Rediffusion Holdings Private Limited (formerly Rediffusion Advertising Private Limited), are entitled to appoint and have appointed Mr. Balakrishnan as Director on the Board and Chairman of Rediff.com India Limited so long as they hold not less than 10.0% of the issued, subscribed and paid-up capital of Rediff.com India Limited. Mr. Balakrishnan serves an indefinite term and is not required to retire by rotation.


          The interests of our controlling shareholders may differ from our other shareholders or owners of our ADSs and could result in a delay or prevention of a change in control of our Company even if a transaction of that sort would be beneficial to our other shareholders, including the owners of our ADSs, or in the best interest of our Company.

          For additional information regarding our principal shareholders, please see our annual report on Form 20-F for the year ended March 31, 2004 incorporated herein by reference.

The laws of India do not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting our intellectual property rights, which could lead to a reduction in our revenues and an increase in our expenses.

          Our intellectual property rights are important to our business. We rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property.

          Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of India do not protect proprietary rights to the same extent as the laws of the United States, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. The misappropriation or duplication of our intellectual property could disrupt our

                                      19
===============================================================================
ongoing business, distract our management and employees, reduce our revenues and increase our expenses. We may need to litigate to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time-consuming and costly and may not ultimately prove successful.

          We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of our website or other product or service offerings overlap with competitive offerings. Defending against these claims, even if not meritorious, could be expensive and divert our attention and resources from operating our business. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay substantial damages awards and forced to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all.

          For additional information regarding our intellectual property rights, please see our annual report on Form 20-F for the year ended March 31, 2004 incorporated herein by reference.

The limited installed personal computer base in India limits our pool of potential customers and restricts the growth of our business.

          The market penetration of, or access to, personal computers, or PCs, and, consequently, the Internet in India is far lower than in the United States. According to the MAIT, personal computer sales for the six months ending September 30, 2004 was estimated at 1.8 million. Alternate methods of obtaining access to the Internet, such as through cable television modems or set-top boxes for televisions, although available, are available in a limited manner in India. We cannot assure you that the market penetration of personal computers in India will increase rapidly or at all, or that alternate means of accessing the Internet will develop and become widely available in India. If these events do not occur we will not be able to expand our customer base, which will make it difficult for us to execute our business strategy.

The success of technological infrastructure and consumer base for our products and services depends on the acceptance of the Internet in India, which may be slowed by high bandwidth cost, and other technical obstacles in India.

          The growth of our India Online business is highly dependent on the growth in the number of PCs in use, and the penetration rates of broadband and Internet use and mobile phones.

          The growth of the telecom and cellular industry in India will be a significant factor in determining whether we can grow our business. As with many developing nations, the fixed line telecommunications infrastructure in India is not fully developed. Although this industry has been opened for private sector participation, service levels remains inferior to service levels in most developed countries. Further, telephone penetration rates, measured by the number of telephone lines per one thousand persons in India, are low when compared to most developed countries. Bandwidth, the measurement of the volume of data capable of being transported in a communications system in a given amount of time, remains very expensive in India, especially when compared to bandwidth costs in the United States. Prices for bandwidth capacity have remained high, as compared to the United States, due to, among other things, capacity constraints. Further, limitations in network architecture in India sometimes limit Internet connection speeds to 28 Kbps or less, which are less than the 56 Kbps connection speeds on conventional dial-up telephone lines, and significantly less than the up to 1.5 Mbps connection speed on direct satellite link, digital subscriber lines and cable modems in the United States. These speed and cost constraints may severely limit the quality and desirability of using the Internet in India, which consequently may limit our ability to expand our pool of customers and reduce our desirability to online advertisers.

          Further, our growth is limited by the high cost of obtaining hardware, software and communications links necessary to connect to the Internet in India. If the costs required to access the Internet do not significantly decrease, much of India's population will not be able to afford to use our services. The failure of a significant number of additional Indians to obtain affordable access to the Internet would make it difficult to execute our business strategy.

          In other developing Asian markets such as South Korea and Malaysia, an increase in broadband penetration rates led to rapid growth in the number of online subscribers. Currently, the broadband penetration rates in India is very

                                      20
===============================================================================
low compared to other developed countries. According to the TRAI Report dated October 7, 2004, as of December 31, 2003 India had 0.4 internet connections and
0.02 broadband connections per 100 persons, while South Korea and the People's Republic of China had 26 and 2.5 internet connections, and 25 and 1.4 broadband connections per 100 persons, respectively, as of December 31, 2003. If the broadband and telecom industry in India fails to register significant growth as has been experienced by other developed countries, our growth may also be affected.

The success of our e-commerce platform depends on its acceptance and growth in India, which is uncertain.

          Many of our existing and proposed products and services are designed to facilitate e-commerce in India, although there is very little e-commerce currently being conducted in India. Demand and market acceptance for these products and services by consumers is highly uncertain. Critical issues concerning the commercial use of the Internet, such as legal recognition of electronic records, validity of contracts entered into through the Internet and the validity of digital signatures, are governed in India by the Information Technology Act, 2000 (the "IT Act"). In addition, many Indian businesses have deferred deploying e-commerce initiatives for a number of reasons, including the existence or perception of, among other things:

     o    inconsistent quality of service;

     o    lack of legal infrastructure relating to e-commerce in India;

     o    lack of security of commercial data such as credit card numbers;

     o    low number of Internet users in India; and

     o    low levels of credit card penetration in India.

          If usage of the Internet, credit cards and e-commerce in India does not substantially increase and the legal infrastructure and network infrastructure in India are not further developed, we are not likely to achieve significant growth of our e-commerce products and services. Also, a slowdown in economic growth in India may result in an overall reduction in consumer and business spending, which will adversely affect our e-commerce platform revenues.

A change in U.S. GAAP accounting standards for employee stock options is likely to have an adverse impact on our net income.

In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payments", or SFAS 123R. This statement eliminates the option to apply the intrinsic value measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" to stock compensation awards issued to employees. Rather, SFAS 123R requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award - the requisite service period (usually the vesting period). The application of SFAS 123R is likely to reduce our net income from what we would otherwise report using the intrinsic value approach. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. We are required to apply SFAS 123R to all awards granted, modified or settled in our first reporting period under U.S. GAAP after June 15, 2005. We have not yet quantified the effect of the future adoption of SFAS 123R on a going forward basis.

Risks Related to Investments in Indian Companies

          We are incorporated in India, and a large part of our assets, business operations and employees are located in India. Consequently, our financial performance and the market price of our ADSs will be affected by social and economic developments in India and the policies of the Government of India, including taxation and foreign investment policies, as well as changes in exchange rates, interest rates and controls.

Terrorist attacks and other acts of violence or war involving India, the United States, and other countries could adversely affect the financial markets, result in a loss of business confidence and adversely affect our business, results of operations and financial condition.

          Terrorist attacks, such as the ones that occurred in New York and Washington, D.C., on September 11, 2001, New Delhi on December 13, 2001, the bomb blasts in Mumbai on August 25, 2003, and the October 2004 bomb blasts in Northeast India, as well as other acts of violence or war, including those involving India, the United States or other countries, may adversely affect Indian and worldwide financial markets. These acts may also result in a loss of business confidence and have other consequences that could adversely affect our business, results of operations and financial condition. Travel restrictions as a result of such attacks may have an adverse impact on our ability to operate effectively. Increased volatility in the financial markets can have an adverse impact on the economies of India and other countries, including economic recession.

If communal disturbances or riots erupt in India, or if regional hostilities increase, this would adversely affect the Indian economy, the health of which our business depends upon

          Some parts of India have experienced communal disturbances, terrorist attacks and riots during recent years. If such events recur, the market for our services may be adversely affected, resulting in a decline in our income.

          The Asian region has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including those between India and Pakistan. Since May 1999, military confrontations between India and Pakistan have occurred in Kashmir. The hostilities between India and Pakistan are particularly threatening because both India and Pakistan are nuclear powers. Hostilities and tensions may occur in the future and on a wider scale.

                                      21
===============================================================================

Also, since 2003, there have been military hostilities and continuing civil unrest and instability in Iraq and Afghanistan. Events of this nature in the future, as well as social and civil unrest within other countries in Asia, could influence the Indian economy and could have a material adverse effect on the market for securities of Indian companies, including our ADSs, and on the market for our services.

Political instability related to the current multi-party coalition government could halt or delay the liberalization of the Indian economy and adversely affect economic conditions in India generally and our business in particular.

          The Government has traditionally exercised and continues to exercise a significant influence over many aspects of the economy. Our business, and the market price and liquidity of our ADSs, may be affected by interest rates, changes in Government policy, taxation, social and civil unrest and other political, economic or other developments in or affecting India.

          Since 1991, successive Indian governments have pursued policies of economic liberalization, including significantly relaxing restrictions on the private sector. We cannot assure you that these liberalization policies will continue in the future. The recently concluded general elections in India resulted in the election of a multi-party coalition government that relies on the support of political parties that have traditionally been opposed to the economic liberalization policies that have been pursued by previous governments. The rate of economic liberalization could change, and specific laws and policies affecting technology companies, foreign investment, currency exchange rates and other matters affecting investment in our securities could change as well. A significant change in India's economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally, including our business.

Indian law limits our ability to raise capital and the ability of others to acquire us, which could prevent us from operating our business or entering into a transaction that is in the best interests of our shareholders.

          Indian law constrains our ability to raise capital through the issuance of equity or convertible debt securities. Foreign investment in an Indian company may require approval from relevant government authorities in India including the Reserve Bank of India. The Government of India has classified existing businesses into various categories for automatic approval of foreign direct investment up to certain prescribed percentages. Under the current guidelines, the Government of India provides for approval under the automatic route for foreign direct investment proposals relating to the information technology sector.

          We cannot assure you that equity or other forms of financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of anticipated or unanticipated opportunities, develop or enhance our infrastructure and services, or otherwise respond to competitive pressures would be significantly limited. Our business, operating results and financial condition could be materially adversely affected by any such limitation.

Our ability to acquire companies organized outside of India may depend on the approval of the Government of India. Our failure to obtain approval from the Government of India for acquisitions of companies organized outside India may restrict our growth, which could negatively affect our revenues.

          As part of our business strategy, we may plan to acquire complementary businesses, including businesses based outside of India. For the acquisition of a business based outside India we may, under certain circumstances, be required to obtain approval of the Reserve Bank of India and/or the Government of India. The Government of India has recently issued guidelines permitting acquisitions without approval of companies organized outside India with a transaction value subject to a cap of 100% of the Indian party's net worth. If the acquisition is undertaken through the issuance by the Indian company of stock in the form of listed ADRs in exchange for the stock of the non-Indian company, the cap on the transaction's value is the greater of 100% of the Indian company's net worth and 10 times the Indian company's export earnings in the previous fiscal year.

          We cannot assure you that we will be able to obtain any required approval from the Reserve Bank of India and/or the Government of India. Our failure to obtain approval from the Reserve Bank of India and/or the Government of India for acquisitions of companies organized outside India may restrict our growth, which could negatively impact our revenues.

Statistical and third-party data in this document and documents incorporated by reference herein may be incomplete or unreliable.

                                      22
===============================================================================

          We have not independently verified data from industry publications and other third-party sources and therefore cannot assure you that they are complete or reliable. Such data may also be produced on different bases from those used in Western countries. Therefore, discussions of matters relating to India, its economy or our industry are subject to the caveat that the statistical and other data upon which such discussions are based may be incomplete or unreliable.

Risks Related to the ADSs and Our Trading Market

An active or liquid market for our ADSs is not assured.

          Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. Liquidity of a securities market is often a function of the volume of the shares that are publicly held by unrelated parties. Although holders of our ADSs are entitled to withdraw the Equity Shares underlying the ADSs from our depositary facility at any time, subject to certain legal restrictions, there is no public market for our Equity Shares in India or elsewhere.

          Under current Indian law, Equity Shares may only be deposited into our depositary facility in exchange for ADSs and, under certain circumstances, the number of ADSs that can be outstanding at any time is limited as follows: after any offering of ADSs, Equity Shares can be deposited for issuance of ADSs only to the extent that (a) holders have surrendered ADSs and withdrawn Equity Shares from the ADS facility and (b) such holders sold such Equity Shares through SEBI registered stock brokers in a domestic Indian stock market. As our Equity Shares are not listed on any Indian stock exchange, if you elect to surrender your ADSs and receive Equity Shares, you would be unable to redeposit outstanding Equity Shares with our Depositary and receive ADSs. Therefore, unless the law is changed, the number of outstanding ADSs and the trading volumes for all ADSs will decrease to the extent that Equity Shares are withdrawn from our depositary facility and not deposited for the re-issuance of ADSs, which may adversely affect the market price and the liquidity of the market for the ADSs.

Currently there is no public trading market for our Equity Shares in India or elsewhere which, together with existing Indian laws that restrict the conversion of outstanding equity shares into ADSs, reduce your ability to sell our Equity Shares represented by ADSs.

          Currently there is no public trading market for our Equity Shares in India or elsewhere, and we cannot assure you that we will take steps to develop one or that we will be able to meet applicable listing guidelines or regulations to list our Equity Shares on a stock exchange in India or elsewhere. Our Equity Shares are only traded on the Nasdaq Small Cap Market, or Nasdaq, in the form of ADSs. Under current Indian laws and regulations, outstanding Equity Shares not listed in India may not be deposited into our depositary facility except in certain limited circumstances or with certain regulatory approvals. Thus, if you elect to surrender your ADSs and receive Equity Shares, you will not be able to trade those Equity Shares on any securities market. Further, you will be prohibited from re-depositing such unlisted outstanding Equity Shares with our Depositary.

          Under current Indian regulations and practice, approval of the Reserve Bank of India is not required for the sale of equity shares underlying ADSs by a non-resident of India to a resident of India or for a renunciation in favor of a resident of India of rights to subscribe to equity shares pursuant to a rights offering, unless the sale breaches the pricing guidelines laid down for this purpose by the RBI, which state that where the equity shares of an Indian company are not listed on a stock exchange:

     o if the consideration payable for the transfer does not exceed Rs. 2.0 million, at a price mutually agreed to between the seller and the buyer, based on any recognized equity share valuation methodology, on submission of a certificate from the statutory auditors of the Indian company whose equity shares are proposed to be transferred, regarding the valuation of such equity shares; and

     o if the consideration payable for the transfer exceeds Rs. 2.0 million, at a price which is lower of the two independent valuations of the equity shares being transferred prepared by the statutory auditors of the company and by a Chartered Accountant or a Merchant Banker registered with Securities and Exchange Board of India.

Our management has broad discretion in using the proceeds from our securities offerings and therefore investors will be relying on the judgment of our management to invest those funds effectively.

                                      23
===============================================================================

          Our management has broad discretion with respect to the expenditure of the net proceeds from our securities offerings. As of September 30, 2004, approximately US$10.5 million of the net proceeds from our ADS offering completed in June 2000 remained as cash and cash equivalents and short term deposits with banks on which we are earning interest. We intend to use the proceed from sales of our securities primarily to develop additional platforms for the growth of our online business, product development, and general corporate purposes, including capital expenditures and strategic investments, partnerships and acquisitions. However, there is a possibility that we may be unable to make successful strategic investments, partnerships or acquisitions in the near future. Further, there could be a risk that our management may use the net proceeds from our equity offerings in an inefficient or ineffective manner.

Our ADS market price is highly volatile and could drop unexpectedly in the future.

          The stock markets in the United States have from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. Volatility in the price of our ADSs may be caused by factors outside of our control and may be unrelated or disproportionate to our operating results. In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation has often been instituted against that company. The securities class action litigation has been instituted against us in the United States. See "Risk Factors - Pending and potential litigation against us could have a material adverse effect on our business and operating results and lower the market price of our ADSs". Such litigation brought against us, even if unsuccessful, could damage our reputation and result in substantial costs and a diversion of our management's attention and resources.

Owners of our ADSs may be restricted in their ability to exercise preemptive rights and thereby may suffer future dilution of their ownership position.

          Under the Indian Companies Act, 1956, as amended (the "Companies Act"), a company incorporated in India must offer its holders of equity shares preemptive rights to subscribe and pay for a proportionate number of shares to maintain their existing ownership percentages prior to the issuance of any new equity shares, unless the preemptive rights have been waived by adopting a special resolution by holders of three-fourths of the company's equity shares which are voted on the resolution. U.S. owners of ADSs may not be able to exercise preemptive rights for Equity Shares underlying ADSs unless a registration statement under the Securities Act is effective with respect to the rights or an exemption from the registration requirements of the Securities Act is available. Our decision to file a registration statement will depend on the costs and potential liabilities associated with any given registration statement as well as the perceived benefits of enabling the owners of our ADSs to exercise their preemptive rights and any other factors that we deem appropriate to consider at the time the decision must be made. We may elect not to file a registration statement related to preemptive rights otherwise available by law to our shareholders. In the case of such future issuance, the new securities may be issued to our Depositary, which, if there is a trading market for such new securities which may not be the case, may sell the securities for the benefit of the owners of our ADSs. The value, if any, our Depositary would receive upon the sale of such securities cannot be predicted. To the extent that owners of ADSs are unable to exercise preemptive rights granted in respect of the Equity Shares represented by their ADSs, their proportional interests in our company would be reduced.

Owners of our ADSs may be restricted in their ability to exercise voting rights because of the practical and legal limitations associated with instructing our Depositary to vote on your behalf.

          Holders of ADSs may exercise voting rights only through a depositary, unlike an owner of Equity Shares, who can exercise voting rights directly. An owner of ADSs generally will have the right under the deposit agreement to instruct our Depositary to exercise the voting rights for the Equity Shares represented by the ADSs. Owners of ADSs have no rights pursuant to the Companies Act, under which we are incorporated, and are limited to those rights granted to them pursuant to the deposit agreement.

          If our Depositary timely receives voting instructions from an owner of ADSs, it will endeavor to vote the securities represented by those ADSs in accordance with such voting instructions. In the event that voting takes place by a show of hands, our Depositary will cause the custodian to vote all deposited securities in accordance with the instructions received from owners of a majority of the ADSs for which our Depositary receives voting instructions. However, the ability of our Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure that holders of ADSs will receive voting materials in time to enable them to return voting instructions to our Depositary in a timely manner.

                                      24
===============================================================================

We do not plan to pay dividends in the foreseeable future.

          We do not anticipate paying cash dividends to the owners of our Equity Shares or ADSs in the foreseeable future. Accordingly, investors must rely on sales of their Equity Shares or ADSs, which may increase or decrease in value, as the only way to realize cash from their investment. Investors seeking cash dividends should not purchase our ADSs.

Sales of substantial amounts of securities in the public market could depress the price of our ADSs and could impair our ability to raise capital through the sale of additional Equity Shares.

          The market price of our ADSs could decline as a result of sales of a large number of Equity Shares represented by ADSs on a U.S. stock exchange or elsewhere, or the perception that such sales could occur. Such sales also might make it more difficult for us to sell Equity Shares in the future at a time and at a price that we deem appropriate. As of September 30, 2004, we had an aggregate of 12,832,050 Equity Shares outstanding. Of the outstanding Equity Shares, 5,363,700 ADSs, representing 2,681,850 Equity Shares, are freely tradable. Our remaining Equity Shares may be sold in the United States pursuant to a registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. We have filed a registration statement on Form F-3 for the sale of Equity Shares in the form of ADSs up to an aggregate maximum offering price of US$40,000,000 pursuant to the provisions of this prospectus and any supplemental prospectus that may we may furnish. Further, certain holders of at least 30% of our Equity Shares can require us, subject to limitations, to effect a registration of such Equity Shares and/or to list the Equity Shares either with the NASDAQ National Market, the National Stock Exchange of India or The Stock Exchange, Mumbai.

It may be difficult for you to enforce any judgment obtained in the United States against us or our affiliates.

          We are incorporated under the laws of the Republic of India and many of our directors and executive officers reside outside of the United States. In addition, a large part of our assets and the assets of many of these persons are located outside of the United States. As a result, you may be unable to:

     o effect service of process upon us outside India or these persons outside the jurisdiction of their residence; or

     o enforce against us in courts outside of India or these persons outside the jurisdiction of their residence, judgments obtained in U.S. courts, including judgments predicated upon the federal securities laws of the United States.

          We have been advised by our Indian counsel that the United States and India do not currently have a treaty providing for reciprocal recognition and enforcement of judgments of courts in the United States in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be enforceable in India. However, the party in whose favor such final judgment is rendered may bring a new suit in a competent court in India based on a final judgment which has been obtained in the United States. A judgment of the courts in the United States shall be conclusive as to any matter directly adjudicated between the parties to the suit except if Indian courts were of the opinion that such judgment:

     o    was not rendered by a court of competent jurisdiction;

     o    was not rendered on the merits of the case;

     o appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases in which such law is applicable;

     o    was obtained in proceedings which are opposed to "natural justice";
          or

     o    sustains a claim founded on a breach of any law in force in India.

                                      25
===============================================================================

                        Capitalization and Indebtedness

          The following table sets forth our consolidated capitalization and total indebtedness as of September 30, 2004. This table should be read in conjunction with our unaudited interim condensed consolidated financial statements in our current report on Form 6-K filed on February 4, 2005, which has been incorporated herein by reference.

                                                       As at September 30, 2004
                                                       -------------------------
                                                       (Amounts in US$ millions)

Current Liabilities....................................                    4.23

Other Liabilities......................................                    0.01
                                                       -------------------------
      Total Liabilities................................                    4.24
                                                       -------------------------

Shareholders' Equity
   Equity shares, par value Rs.5, 24,000,000 shares
     authorized, 12,832,050 shares issued and
     outstanding.......................................                    1.54
Additional Paid-in Capital.............................                   76.98
Other comprehensive loss...............................                   (3.74)
Accumulated Deficit....................................                  (55.28)
                                                       -------------------------
      Total Shareholders' Equity.......................                   19.50
                                                       -------------------------
Total Liabilities and Shareholders' Equity.............                   23.74
                                                       -------------------------

                                      26
===============================================================================

                                Use of Proceeds

          Unless otherwise set forth in a prospectus supplement, we intend to use the proceeds of any securities sold by us primarily to develop additional platforms for the growth of our online business, product development, and for general corporate purposes, including capital expenditures and strategic investments, partnerships and acquisitions. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

                                      27
===============================================================================

                                 Trading Market

          There is no public market for our Equity Shares in India, the United States or any other market. Our ADSs evidenced by ADRs were traded in the United States on the Nasdaq National Market under the ticker symbol "REDF" from June 14, 2000 through June 23, 2002, when they were issued by our depositary, Citibank, N.A., pursuant to a Deposit Agreement. On June 24, 2002, our ADSs began trading on the NASDAQ Small Cap Market under the same ticker symbol. Each ADS represents one-half of one Equity Share.

          The number of outstanding Equity Shares as of September 30, 2004, was 12,832,050. We have been informed by our depositary that as of September 30, 2004, there were approximately 32 record holders of ADRs evidencing 5,363,700 ADSs (representing 2,681,850 Equity Shares) in the United States.

          The tables below set forth high and low trading prices for our ADSs on the NASDAQ National Market until June 24, 2002, and thereafter on the NASDAQ Small Cap Market:

                                                             Price Per American
                                                            Depositary Share (in
                                                               U.S. dollars)
                                                            --------------------
                                                              High        Low
                                                              -----       ----

Fiscal year ended March 31, 2001............................  27.90       0.45
Fiscal year ended March 31, 2002............................   4.95       0.45
Fiscal year ended March 31, 2003............................   4.78       0.21
  First Quarter ............................................   1.28       0.35
  Second Quarter ...........................................   0.48       0.32
  Third Quarter ............................................   1.15       0.21
  Fourth Quarter ...........................................   4.78       1.06
Fiscal year ended March 31, 2004............................  13.87       2.76
  First Quarter.............................................   7.92       2.76
  Second Quarter ...........................................  10.55       4.11
  Third Quarter ............................................   7.25       4.65
  Fourth Quarter ...........................................  13.87       5.27
Fiscal year ended March 31, 2005(1).........................  15.47       5.25
  First Quarter.............................................  15.47       6.35
  Second Quarter ...........................................   8.43       5.25
  Third Quarter ............................................  10.77       7.28
  Fourth Quarter(1) ........................................   8.65       6.48

Monthly high-low price history for previous six months:
------------------------------------------------------

                                                             Price Per American
                                                            Depositary Share (in
                                                               U.S. dollars)
                                                            --------------------
Previous six months                                           High        Low
-------------------                                           -----       ---

August 2004.................................................   7.71       5.30
September 2004..............................................   8.43       7.10
October 2004................................................   8.59       7.28
November 2004...............................................  10.74       7.60
December 2004...............................................  10.77       7.85
January 2005................................................   8.65       6.48

---------

(1)  As of January 31, 2005.

                                      28
===============================================================================

                        Description of our Share Capital

General

          The following description of our share capital does not purport to be complete and is subject to and qualified in its entirety by the Company's Articles of Association and Memorandum of Association, as amended, the provisions of the Companies Act, as currently in effect, and other applicable provisions of Indian law.

Share Capital

          Our authorized share capital is 24,000,000 Equity Shares, par value Rs. 5 per share (after giving effect to our 2 for 5 reverse share split effective May 3, 2000). As of September 30, 2004, 12,832,050 Equity Shares were issued and outstanding.

          The Equity Shares are our only class of share capital. However, our Amended and Restated Articles of Association and the Companies Act permit us to issue classes of securities in addition to the equity shares. For the purposes of this prospectus, "shareholder" means a shareholder who is registered as a member in the register of members of our company.

Shareholder Rights Agreements

          In connection with our sales of Equity Shares to our investors from April 1998 through December 1999, we entered into nine separate shareholders rights agreements with our shareholders which provide for, among other things, certain preemptive, registration, co-sale and information rights, as well as the right of some shareholders to appoint members or observers of our Board of Directors. Some of the agreements also provide the shareholders with protective provisions that require us to obtain our shareholders' consent to take certain actions that would otherwise only require our Board's approval.

Amended and Restated Shareholders' Rights Agreement

          On February 24, 2000 we entered into an Amended and Restated Shareholders' Rights Agreement with certain of our shareholders to amend, restate, supersede and replace all nine previous shareholder agreements we entered into with our shareholders. The Amended and Restated Shareholders' Rights Agreement, which became effective on the completion of our initial ADR offering, provides for the following shareholder rights:

          Registration Rights

          Certain holders of at least 30% of our Equity Shares can require us, subject to limitations, to effect a registration or qualification of the securities either with the NASDAQ National Market, the National Stock Exchange of India or The Stock Exchange, Mumbai. We are not required to effect:

     o more than two such registrations or qualifications pursuant to such demand registration rights;

     o a registration or qualification prior to the earlier of December 31, 2002, or six months after the effective date of any Indian law, regulation or other governmental order which allows our Equity Shares to be offered to the public on an Indian stock exchange; or

     o a registration for a period not to exceed 120 days, if our Board of Directors has made a good faith determination that such registration would be detrimental to us or our shareholders.

          At any time after we become eligible to file a registration statement on Form F-3, certain holders of our Equity Shares may require us to file registration statements on Form F-3 with respect to their Equity Shares. We are not required to effect this registration:

     o    more than once in a twelve month period;

     o unless the registration relates to securities that are valued in excess of US$ 1,000,000; or

     o if our Board of Directors has made a good faith determination that such registration would be detrimental to us or our shareholders.

                                       29
================================================================================

          Each of the foregoing registration rights is subject to conditions and limitations, including the right of the underwriters in any underwritten offering to limit the number of Equity Shares to be included in such registration. We are required to bear all the expenses of all such registrations, except underwriting discounts and commissions. The registration rights with respect to any holder thereof terminate upon the earlier of when the holder may sell the Equity Shares within a three-month period pursuant to Rule 144 of the Securities Act, or the time when the holder is able to convert the registrable securities into ADSs which, beginning on June 24, 2002, are traded on the Nasdaq Small Cap Market.

          Other Rights

          The Amended and Restated Shareholders' Rights Agreement also provides certain preemptive, information and co-sale rights to our shareholders.

Dividends

          Under the Companies Act, unless our Board of Directors recommends the payment of a dividend, we may not declare a dividend. Similarly, under our Amended and Restated Articles of Association, although the shareholders may, at the annual general meeting, approve a dividend in an amount less than that recommended by the Board of Directors, they cannot increase the amount of the dividend. In India, dividends generally are declared as a percentage of the par value of a company's equity shares. Any dividend recommended by the Board of Directors subject to the limitations described above, will be distributed and paid to shareholders in proportion to the paid up value of their shares within 30 days of the approval by the shareholders at the annual general meeting. The Board of Directors may also declare interim dividend and the amount of dividend, including interim dividend, is required to be deposited in a separate bank account within five days from the date of declaration of such dividend. If such dividend, including interim dividend, has not been paid or claimed within 30 days of declaration of such dividend, we are required to transfer the total amount of dividend which remains unpaid or unclaimed within 7 days of the expiry of the 30 day period, to a special bank account. Under the Companies Act if a dividend has been declared by a company but has not been paid within 30 days from the date of declaration to any shareholder entitled to the payment of the dividend, each director of the company, if he is knowingly a party to the default, will be punishable with imprisonment and also liable to a fine. Pursuant to our Amended and Restated Articles of Association, our Board of Directors has discretion to declare and pay interim dividends without shareholder approval. With respect to Equity Shares issued during a particular fiscal year (including any Equity Shares underlying ADSs issued to the Depositary in connection with the offering or in the future), cash dividends declared and paid for such fiscal year generally will be prorated from the date of issuance to the end of such fiscal year. Under the Companies Act, dividends can only be paid in cash to the registered shareholder at a record date fixed on or prior to the annual general meeting or to his order or his banker's order.

          Under the Companies Act, dividends and interim dividends may be paid out of profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend the Companies Act requires that we provide for depreciation in accordance with the Companies Act and also transfer to its reserves a minimum percentage of its profits for that year, ranging between 2.5% to 10.0% depending upon the dividend percentage to be declared in such year. The Companies Act further provides that, in the event of an inadequacy or absence of profits in any year, a dividend may be declared for such year out of the company's accumulated profits, subject to the following conditions:

     o the rate of dividend to be declared shall not exceed 10.0% of its paid up capital or the average of the rate at which dividends were declared by the company in the prior five years, whichever is less;

     o the total amount to be drawn from the accumulated profits earned in the previous years and transferred to the reserves shall not exceed an amount equivalent to 10.0% of its paid up capital and free reserves, and the amount so drawn is to be used first to set off the losses incurred in the fiscal year before any dividends in respect of preference or equity shares are declared; and

     o the balance of reserves after withdrawals shall not fall below 15.0% of its paid up capital.

Bonus Shares

          In addition to permitting dividends to be paid out of current or retained earnings as described above, the Companies Act permits us to distribute an amount transferred from the general reserve or surplus in our profit and loss account to our shareholders in the form of bonus shares which is similar to paying a stock dividend. The Companies Act also permits the issuance of bonus shares from a securities premium account. These bonus shares must be distributed

                                       30
================================================================================
to shareholders in proportion to the number of equity shares owned by them. Bonus shares are distributed to shareholders in the proportion recommended by the Board of Directors. Shareholders of record on a fixed record date are entitled to receive such bonus shares.

Preemptive Rights and Issue of Additional Shares

          The Companies Act gives shareholders the right to subscribe for new shares in proportion to their respective existing shareholdings unless otherwise determined by a special resolution passed by a general meeting of the shareholders. For approval, this special resolution must be approved by a number of votes which is not less than three times the number of votes against the special resolution. If the special resolution is not approved, the new shares must first be offered to the existing shareholders as of a fixed record date. The offer must include: (1) the right, exercisable by the shareholders of record, to renounce the shares offered in favor of any other person; and (2) the number of shares offered and the period of the offer, which may not be less than 15 days from the date of offer. If the offer is not accepted it is deemed to have been declined. Our Board of Directors is authorized under the Companies Act to distribute any new shares not purchased by the preemptive rights holders in the manner that it deems most beneficial to the Company.

Annual General Meetings of Shareholders

          We must convene an annual general meeting of shareholders within 15 months of the previous annual general meeting or within six months after the end of each fiscal year and may convene an extraordinary general meeting of shareholders when necessary or at the request of a shareholder or shareholders holding at least 10.0% of our paid up capital carrying voting rights. The annual general meeting of the shareholders is generally convened by our company secretary pursuant to a resolution of the Board. Written notice setting out the agenda of the meeting must be given at least 21 days (excluding the days of mailing and receipt) prior to the date of the general meeting to the shareholders of record. Shareholders who are registered as shareholders on the date of the general meeting are entitled to attend or vote at such meeting.

          The annual general meeting of shareholders must be held at our registered office or at such other place within the city in which the registered office is located; meetings other than the annual general meeting may be held at any other place if so determined by the Board of Directors. Our registered office is located at 1st floor, Mahalaxmi Engineering Estate, L. J. First Cross Road, Mahim (West), Mumbai 400 016.

          Our Articles of Association provide that a quorum for a general meeting is the presence of at least five shareholders in person.

Voting Rights

          At any general meeting, voting is by show of hands unless a poll is demanded by a shareholder or shareholders present in person or by proxy holding at least 10.0% of the total shares entitled to vote on the resolution or by those holding shares with an aggregate paid up capital of at least Rs. 50,000. Upon a show of hands, every shareholder entitled to vote and present in person has one vote and, on a poll, every shareholder entitled to vote and present in person or by proxy has voting rights in proportion to the paid up capital held by such shareholders.

          Any shareholder may appoint a proxy. The instrument appointing a proxy must be delivered to us at least 48 hours prior to the meeting. A proxy may not vote except on a poll. A corporate shareholder may appoint an authorized representative who can vote on behalf of the shareholder, both upon a show of hands and upon a poll.

          Ordinary resolutions may be passed by simple majority of those present and voting at any general meeting for which the required period of notice has been given. However, specified resolutions such as amendments to our Amended and Restated Articles of Association and the Memorandum of Association, commencement of a new line of business, the waiver of preemptive rights for the issuance of any new shares and a reduction of share capital, require that votes cast in favor of the resolution (whether by show of hands or poll) are not less than three times the number of votes, if any, cast against the resolution.

          Pursuant to the Companies (Issue of Share Capital with Differential Voting Rights) Rules, 2001, issued on March 9, 2001, by the Department of Company Affairs, Government of India, a company limited by shares is authorized to issue shares with differential voting rights if the articles of association of the company so authorizes. Our Amended and Restated Articles of Association do not authorize issue of shares with differential voting rights.

                                       31
================================================================================

          Pursuant to Section 192A of the Companies Act, a listed public company has an option to pass any resolution relating to such businesses as notified by the Central Government through a postal ballot. Since as of the date of this prospectus, the Company is not a "listed public company", the provisions of
Section 192A of the Companies Act do not currently apply to us.

          Holders of our ADSs may exercise voting rights only through a depositary, unlike an owner of Equity Shares, who can exercise voting rights directly. An owner of ADSs generally will have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Equity Shares represented by the ADSs. Owners of ADSs have no rights pursuant to the Companies Act, under which we were incorporated, and are limited to those rights granted to them pursuant to the deposit agreement.

          It is our expectation that our Depositary will mail to the owners of ADSs any notice of shareholders' meeting timely received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the Equity Shares represented by ADSs. If the Depositary timely receives voting instructions from an owner of ADSs, it will endeavor to vote the securities represented by those ADSs in accordance with such voting instructions. In the event that voting takes place by a show of hands, the depositary bank will cause the custodian to vote all deposited securities in accordance with the instructions received from owners of a majority of the ADSs for which the depositary bank receives voting instructions. However, the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure that holders of ADSs will receive voting materials in time to enable them to return voting instructions to the depositary bank in a timely manner.

Register of Shareholders; Record Dates; Transfer of Shares

          We maintain a register of shareholders. For the purpose of determining the shares entitled to annual dividends, the register is closed for a specified period prior to the annual general meeting. The date on which this period begins is the record date.

          To determine which shareholders are entitled to specified shareholder rights, we may close the register of shareholders. The Companies Act requires us to give at least seven days' prior notice to the public before such closure. We may not close the register of shareholders for more than thirty consecutive days, and in no event for more than forty-five days in a year.

          Following the introduction of the Depositories Act, 1996, as amended, and the repeal of Section 22A of the Securities Contracts (Regulation) Act, 1956, as amended, which enabled companies to refuse to register transfers of shares in some circumstances, the equity shares of a public company are freely transferable, subject only to the provisions of Section 111A of the Companies Act. Since we are a public limited company, the provisions of Section 111A will apply to us. Our Articles currently contain provisions which give our directors discretion to refuse to register a transfer of shares in some circumstances. Furthermore, in accordance with the provisions of Section 111A(2) of the Companies Act, our directors may refuse to register a transfer of shares if they have sufficient cause to do so. If our directors refuse to register a transfer of shares, the shareholder wishing to transfer his, her or its shares may file a civil suit or an appeal with the Company Law Board constituted under Section 10E of the Companies Act. Pursuant to Section 111A(3) of the Companies Act, if a transfer of shares contravenes any of the provisions of the Indian Securities and Exchange Board of India Act, 1992 or the regulations issued there under or the Indian Sick Industrial Companies (Special Provisions) Act, 1985 or any other Indian laws, the Company Law Board may, on application made by the company, a depository incorporated in India, an investor, the Securities and Exchange Board of India or other parties, direct the rectification of the register of records. The Company Law Board may, in its discretion, issue an interim order suspending the voting rights attached to the relevant shares before making or completing its investigation into the alleged contravention. Notwithstanding such investigation, the rights of a shareholder to transfer the shares will not be restricted.

          Under the Companies Act, unless the shares of a company are held in a dematerialized form, a transfer of shares is effected by an instrument of transfer in the form prescribed by the Companies Act and the rules thereunder together with delivery of the share certificates.

                                       32
================================================================================

Disclosure of Ownership Interest

          Section 187C of the Companies Act requires beneficial owners of shares of Indian companies who are not holders of record to declare to us details of the holder of record and the holder of record to declare details of the beneficial owner. Any person who fails to make the required declaration within 30 days may be liable for a fine of up to Rs. 1,000 for each day the declaration is not made. Any lien, promissory note or other collateral agreement created, executed or entered into with respect to any equity share by its registered owner, or any hypothecation by the registered owner of any equity share, shall not be enforceable by the beneficial owner or any person claiming through the beneficial owner if such declaration is not made. Failure to comply with Section 187C will not affect our obligation to register a transfer of shares or to pay any dividends to the registered holder of any shares pursuant to which the declaration has not been made. While it is unclear under Indian law whether
Section 187C applies to holders of ADSs, investors who exchange ADSs for the underlying Equity Shares will be subject to the restrictions of Section 187C. The provisions of Section 187C of the Companies Act do not, however, apply to a trustee holding shares of a company for the benefit of the beneficiaries of a trust.

Audit and Annual Report

          At least 21 days before the annual general meeting of shareholders excluding the days of mailing and receipt, we must distribute to our shareholders a detailed version of our audited balance sheet and profit and loss account and the related reports of the Board and the auditors, together with a notice convening the annual general meeting. Under the Companies Act, we must file the balance sheet and annual profit and loss account presented to the shareholders within 30 days of the conclusion of the annual general meeting with the Registrar of Companies in Mumbai, which is in the State of Maharashtra, India. Our registered office is located in Mumbai. We must also file an annual return containing a list of our shareholders and other information, within 60 days of the conclusion of the meeting.

Company Acquisition of Equity Shares

          Under the Companies Act, approval of at least 75.0% of a company's shareholders voting on the matter and approval of the High Court of the State in which the registered office of the company is situated is required to reduce a company's share capital. A company may, under some circumstances, acquire its own equity shares without seeking the approval of the High Court. However, a company would have to extinguish the shares it has so acquired within the prescribed time period. A company is not permitted to acquire its own shares for treasury operations. An acquisition by a company of its own shares (without having to obtain the approval of the High Court) must comply with prescribed rules, regulations and conditions as laid down in the Companies Act. In addition, private and unlisted public companies. such as ours, would have to comply with the Private Limited Company and Unlisted Public Limited Company (Buy-back of Securities) Rules, 1999, notified by the Ministry of Law, Justice and Company Affairs of the Government of India on July 6, 1999 and public companies which are listed on a recognized stock exchange in India would have to comply with the provisions of the Securities and Exchange Board of India (Buy-back of Securities) Regulations, 1998, or Buy-back Regulations. Since we are not listed on any recognized stock exchange in India, we would have to comply with the relevant provisions of the Companies Act and the Private Limited Company and Unlisted Public Limited Company (Buy-back of Securities) Rules, 1999.

Liquidation Rights

          Subject to the rights of creditors, workmen and the holders of any shares entitled by their terms to preferential repayment over the Equity Shares, if any, in the event of our winding-up the holders of the Equity Shares are entitled to be repaid the amounts of paid up capital or credited as paid upon those Equity Shares. Further, in the event of a winding up, the shareholders of the Company would be liable for an amount not exceeding the aggregate unpaid amount of the face value of shares of the Company held by such shareholders. All surplus assets after payments to the holders of any preference shares and other creditors shall be paid to holders of Equity Shares in proportion to their shareholdings at the commencement of the winding-up.

                                       33
================================================================================

                             Description of our ADSs

          Citibank, N.A. acts as the depositary bank for our American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as American Depositary Receipts or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., Mumbai Branch, located at 81 Dr. Annie Besant Road, Worli, Mumbai India 400018.

          We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please refer to registration number 333-12002 when requesting your copy.

          The following description is a summary of the material terms of the ADSs and your rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the deposit agreement and not by reference to this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

          Each ADS represents one-half of one Equity Share on deposit with the custodian bank. An ADS will also represent any other property received by the depositary bank or the custodian bank on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

          If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS owner you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement is governed by New York law. However, our obligations to the holders of Equity Shares will continue to be governed by the laws of India, which may be different from the laws of the United States.

          As an owner of ADSs, you may own your ADSs either by means of an ADR registered in your name or through your brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "owner." When we refer to "you," we assume the reader owns and will own ADSs at the relevant time.

Dividends and Distributions

          As an ADS owner, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. ADS owners will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

          Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank and deposit the cash distribution with the custodian bank. Upon receipt of the distribution the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the owners in proportion to the number of ADSs held.

          The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are freely transferable to the United States. The amounts distributed to ADS owners will be net of the fees, expenses, taxes and governmental charges payable by ADS owners under the terms of the deposit agreement. The depositary will apply the same method for distributing the

                                       34
================================================================================
proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

Distributions of Equity Shares

          Whenever we make a free distribution of Equity Shares for the securities on deposit with the custodian bank, we will notify the depositary bank and deposit such Equity Shares with the custodian bank. Upon receipt of such distribution, the depositary bank will either distribute to ADS owners new ADSs representing the Equity Shares deposited or modify the ADS-to-Equity Share(s) ratio, in which case each ADS you own will represent rights and interests in the additional Equity Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

          The distribution of new ADSs or the modification of the ADS-to-Equity Share(s) ratio upon a distribution of Equity Shares will be made net of the fees, expenses, taxes and governmental charges payable by ADS owners under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Equity Shares so distributed.

          No such distribution of new ADSs will be made if the distribution would violate law (for example, the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs or modify the ADS-to-Equity Share(s) ratio as described above, it will use its best efforts to sell the Equity Shares received and will distribute the proceeds of the sale as in the case of a distribution of cash. No such cash distribution can be made if the depositary bank is unable to sell the Equity Shares.

Distributions of Rights

          Whenever we intend to distribute rights to purchase additional Equity Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to ADS owners.

          The depositary bank will establish procedures to distribute rights to purchase additional ADSs to ADS owners and to enable such ADS owners to exercise such rights if it is lawful and reasonably practicable to make the rights available to ADS owners of ADSs and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Equity Shares directly rather than new ADSs.

          The depositary bank will not distribute the rights to you if:

     o we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

     o    we fail to deliver satisfactory documentation to the depositary bank;
          or

     o    it is not reasonably practicable to distribute the rights.

          The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to ADS owners as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

          Whenever we intend to distribute property other than cash, Equity Shares or rights to purchase additional Equity Shares, we will timely notify the depositary bank and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

                                       35
================================================================================

          If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the ADS holders in a manner it deems practicable.

          The distribution will be made net of fees, expenses, taxes and governmental charges payable by ADS holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

          The depositary bank will not distribute the property to you and will sell the property if:

     o we do not timely request that the property be distributed to you or if we ask that the property not be distributed to you;

     o    we do not deliver satisfactory documentation to the depositary bank;
          or

     o    the distribution to you is not reasonably practicable.

          The proceeds of such a sale will be distributed to ADS owners as in the case of a cash distribution.

Redemption

          Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank as soon as practicable prior to the intended redemption date. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will notify the ADS owners of the redemption.

          The custodian will be instructed to surrender the securities being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable ADS owners to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges in connection with the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Equity Shares

          The Equity Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or re-classification of such Equity Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

          If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Equity Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Equity Shares

          Under current Indian law, Equity Shares may only be deposited into our depositary facility in exchange for ADSs and, under certain circumstances, the number of ADSs that can be outstanding at any time is limited as follows: after any offering of ADSs, Equity Shares can be deposited for issuance of ADSs only to the extent that (a) holders have surrendered ADSs and withdrawn Equity Shares from the ADS facility and (b) such holders sold such Equity Shares through SEBI registered stock brokers in a domestic Indian stock market. As our Equity Shares are not listed on any Indian stock exchange, if you elect to surrender your ADSs and receive Equity Shares, you would be unable to redeposit outstanding Equity Shares with our Depositary and receive ADSs.

          If permitted under applicable law, the depositary bank may create ADSs on your behalf if you or your broker deposit Equity Shares with the custodian bank. The depositary bank will deliver these ADSs to the person you indicate

                                       36
================================================================================
only after you obtain all necessary approvals and pay any applicable issuance fees and any charges and taxes payable for the transfer of the Equity Shares to the custodian bank.

          The issuance of ADSs may be delayed until the depositary bank or the custodian bank receives confirmation that all required approvals have been given and that the Equity Shares have been duly transferred to the custodian bank. The depositary bank will only issue ADSs in whole numbers.

          If you are permitted to make a deposit of Equity Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

     o the Equity Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

     o all preemptive (and similar) rights, if any, with respect to such Equity Shares have been validly waived or exercised;

     o    you are duly authorized to deposit the Equity Shares;

     o the Equity Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

     o the Equity Shares presented for deposit have not been stripped of any rights or entitlements.

          If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Withdrawal of Equity Shares Upon Cancellation of ADSs

          As an owner of ADSs, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Equity Shares at the custodian bank's offices subject to the laws of India. In order to withdraw the Equity Shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Equity Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

          If you hold an ADR representing ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and certain other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Equity Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

          You will have the right to withdraw the securities represented by your ADSs at any time except for:

     o Temporary delays that may arise because (i) the transfer books for the Equity Shares or ADSs are closed, or (ii) Equity Shares are immobilized on account of a shareholders' meeting or a payment of dividends.

     o    Obligations to pay fees, taxes and similar charges.

     o Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

          The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

                                       37
================================================================================

Voting Rights

          As ADSs owner, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Equity Shares represented by your ADSs.

          At our request, the depositary bank will distribute to you any notice of shareholders' meeting timely received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

          If the depositary bank timely receives voting instructions from an owner of ADSs, it will endeavor to vote the securities represented by the owner's ADSs in accordance with such voting instructions. In the event that voting takes place by a show of hands, the depositary bank will cause the custodian to vote all deposited securities in accordance with the instructions received from owners of a majority of the ADSs for which the depositary bank receives voting instructions.

         Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted (except as described above in the event of a vote by show of hands).

Fees and Charges

          As an ADS owner, you will be required to pay the following service fees to the depositary bank:

SERVICE                                                           FEES
-------                                                           ----

Issuance of ADSs .............................................    Up to US$0.05 per ADS issued
Cancellation of ADSs .........................................    Up to US$0.05 per ADS cancelled
Distribution of ADSs .........................................    Up to US$0.05 per ADS issued
Distribution of cash dividends or other cash distributions ...    Up to US$0.02 per ADS held
Transfer of ADSs .............................................    US$1.50 per certificate presented

          As an ADS owner you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

     o fees for the transfer and registration of Equity Shares (i.e., upon deposit and withdrawal of Equity Shares);

     o expenses incurred for converting foreign currency into U.S. dollars and in compliance with regulatory requirements applicable to Equity Shares and ADSs;

     o expenses for cable, telex and fax transmissions and for delivery of securities; and

     o taxes and duties upon the transfer of securities (i.e., when Equity Shares are deposited or withdrawn from deposit).

          We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

          We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give owners 30 days' prior notice of any modifications that would prejudice any of their substantial rights under the deposit agreement (except in very limited circumstances enumerated in the deposit agreement).

          You will be bound by the modifications to the deposit agreement if you continue to own your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Equity Shares represented by your ADSs (except as permitted by law).

                                       38
================================================================================

          We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must provide notice to holders of ADSs at least 30 days before termination.

          Upon termination, the following will occur under the deposit agreement:

     o For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the Equity Shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those Equity Shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to collect all distributions received on the Equity Shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

     o After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the owners of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to owners other than to account for the funds then held for the owners of ADSs still outstanding.

Books of Depositary

          The depositary bank will maintain ADR ownership records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other ADS holders in the interest of business matters relating to the ADSs and the deposit agreement.

          The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

          The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

     o We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

     o The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

     o The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in equity shares, for the validity or worth of the equity shares, for any tax consequences that result from the ownership of ADSs, for the credit worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

     o We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

     o We and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Articles of Association or Memorandum of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

     o We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Articles of Association or Memorandum of Association or in any provisions of securities on deposit.

                                       39
================================================================================

     o We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Equity Shares for deposit, any owner of ADSs or authorized representative thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

     o We and the depositary bank also disclaim liability for the inability by an owner to benefit from any distribution, offering, right or other benefit which is made available to holders of equity shares but is not, under the terms of the deposit agreement, made available to you.

     o We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

          Subject to compliance with applicable Indian law, including Indian foreign exchange regulations, the depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of Equity Shares or release Equity Shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

          You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by owners and may sell any and all property on deposit to pay the taxes and governmental charges payable by owners. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

          The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable owner. The depositary bank and the custodian bank may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian bank proof of taxpayer status and residence and such other information as the depositary bank and the custodian bank may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian bank for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

          The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practicable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

          If the conversion of foreign currency is not practicable or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

     o convert the foreign currency to the extent practicable and lawful and distribute the U.S. dollars to the owners for whom the conversion and distribution is lawful and practical;

     o distribute the foreign currency to holders for whom the distribution is lawful and practicable; and

     o hold the foreign currency (without liability for interest) for the applicable owners.

                                       40
================================================================================

                         Description of Debt Securities

Senior Debt Indenture and Subordinated Debt Indenture

          We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between the Company and Citibank, N.A., as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between the Company and Citibank, N.A., as trustee.

          The senior debt indenture and the subordinated debt indenture are substantially identical except that (1) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of the Company to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of the Company. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.

          Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus is a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures.

          The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. Further, the final terms of the indentures will be summarized in the prospectus supplement relating to any offering of debt securities and the final form of such indentures will be provided as exhibits to the related prospectus supplement.

Senior and Subordinated Debt Securities

          The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of "subordinated" debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

          We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

          In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

          Additionally, the senior indebtedness issued pursuant to the senior debt indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

                                       41
================================================================================

          The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium, interest and additional amounts owing under the subordinated debt securities to all our senior indebtedness and effectively to all secured indebtedness and indebtedness of our subsidiaries in the manner described below under the caption "Subordination under the Subordinated Debt Indenture."

Prospectus Supplements

          A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

     o whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

     o the currency or currencies in which the debt securities will be denominated and in which principal, any premium, any interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

     o    the date or dates upon which the debt securities are payable;

     o the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

     o the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

     o any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

     o subject to compliance with Indian law, whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security. Indian law currently prohibits us from issuing debt securities in bearer form;

     o any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities, in each case, subject to compliance with Indian law, which currently prohibits us from issuing debt securities in bearer form. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

     o whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

                                       42
================================================================================

     o    any proposed listing of the debt securities on a securities exchange;

     o any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or securities with the trustee under the indentures;

     o the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

     o any right we may have to defer payments of interest on the debt securities;

     o any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

     o a discussion of material U.S. federal income tax considerations and Indian tax considerations.

          Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

          Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount.

          We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates.

Global Debt Securities

          We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

          We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

          The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

     o by the depositary for the registered global security to a nominee of the depositary;

     o by a nominee of the depositary to the depositary or to another nominee of the depositary; or

                                       43
================================================================================

     o by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

          These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

          We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

          Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

          Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

          As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

     o be entitled to have the debt securities represented by the registered global security registered in their own names;

     o receive or be entitled to receive physical delivery of the debt securities in definitive form; and

     o be considered the owners or holders of the debt securities under the applicable indenture.

          Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

          We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

          We will make payments of principal, any premium or interest on or additional amounts with respect to a registered global security to the depositary or its nominee. None of the indenture trustee or any other agent of us or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

          We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit

                                       44
================================================================================
participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

          We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

          We expect to issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

          We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

          Subject to compliance with Indian law, we also may issue bearer debt securities of a series in global form. Current Indian law restricts our ability to issue debt securities in bearer form. In the event Indian law changes and allows to issue debt securities in bearer form, we will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

          Limitations on Liens. We expect that under the terms of the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. We expect that this restriction will not apply to certain liens including liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and will not apply to shares of subsidiaries that are not "restricted subsidiaries."

          We expect that in order to qualify as our "subsidiary," we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of such corporation, partnership or entity. The form of indentures defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, except that stock that carries only the right to vote conditionally on the happening of an event is not considered voting stock.

          Under the forms of the indentures, "restricted subsidiaries" are defined as (1) Rediff Holdings Inc. and Value Communications Corporations, so long as they remain our subsidiaries; (2) any other present or future subsidiary of the Company, the consolidated total assets of which constitute a specified percentage of our total consolidated assets; and (3) any successor to any such subsidiary.

          Consolidation, Merger, Amalgamation and Sale of Assets. The forms of the indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless

     o we are the continuing entity in the transaction or, if not, unless the successor entity expressly assumes our obligations on the securities and under the indentures;

                                       45
================================================================================

     o following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of any covenants or conditions contained in the indentures; and

     o a specified officers' certificate and an opinion of counsel are delivered to the trustee, each (1) stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance and (2) otherwise complying with certain other requirements under the indentures.

          In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

          Under the forms of the indentures, the limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

          Restrictions on Dispositions. The forms of the indentures provide that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

     o the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

     o we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

     o the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary;

     o any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

     o after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

          The forms of the indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events Of Default

          Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the form of the applicable indenture with respect to a series of debt securities:

     o a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

                                       46
================================================================================

     o a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

     o    a default in payment of any sinking fund installment when due;

     o a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

     o    events of bankruptcy, insolvency or reorganization; or

     o a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $25,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

          The forms of the indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

          Upon conditions specified in the forms of the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities and such a waiver will not affect any subsequent default or impair any right in relation to such default.

          The forms of the indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

          Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

          The forms of the indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

     o such holder previously gave written notice of the continuing default to the trustee;

     o the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

     o the trustee did not institute the action within 60 days of the request; and

                                       47
================================================================================

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

          The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

          If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the senior and subordinated debt indentures. For purposes of the indentures, legal defeasance occurs (or "legal defeasance") when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant discharge and defeasance (or "covenant defeasance") occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

          If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities (1) remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest and additional amounts on the relevant debt securities when due.

          If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series and, if specified in the prospectus supplement, our obligations under any other covenant contained in the indentures. We may make this covenant defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts and any mandatory sinking fund payments on the relevant debt securities when due.

          The indentures prohibit us from consolidating with or merging into a third party or selling, other than for cash, all or substantially all of our assets to a third party unless the conditions described above under the caption "Covenants Applicable to the Debt Securities -- Consolidation, Merger, Amalgamation and Sale of Assets" are satisfied. The indentures require us to preserve and keep in full force and effect our existence and our charter and statutory rights and those of our subsidiaries, unless our board of directors determines that the loss of these rights would not be materially disadvantageous to the holders of debt securities or unless the transaction resulting in the loss of such rights would otherwise be permitted under certain provisions under the indentures.

          As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to tax by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

          We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

                                       48
================================================================================

Modification of the Indentures

          The forms of the indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

     o    secure any debt securities;

     o evidence a successor person's assumption of our obligations under the indentures and the debt securities;

     o    add covenants that protect holders of debt securities;

     o cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

     o    establish forms or terms for debt securities of any series;

     o    evidence a successor trustee's acceptance of appointment; and

     o make any other changes that do not materially adversely affect the holders of the affected debt securities.

          The forms of the indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

     o extend the stated maturity of, or reduce the principal of, any debt security;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable upon redemption;

     o change the currency in which the principal, any premium, interest or any additional amount is payable;

     o reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

     o alter specified provisions of the relevant indenture relating to issued debt securities not denominated in U.S. dollars;

     o impair the right to institute suit for the enforcement of any payment on any debt security when due; or

     o reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

          We expect that the subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment of Additional Amounts

          Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of India or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

                                       49
================================================================================

          We will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

         (2) any estate, inheritance, gift, sale, transfer, capital gains, stamp, personal property or similar tax, duty assessment or other governmental charge;

         (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

          (4) any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

          (5) any combination of items (1), (2), (3) and (4).

         In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

         Unless otherwise described in a prospectus supplement and subject to compliance with applicable Indian foreign exchange regulations, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of India or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of India or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, (3) a decision rendered by a court of competent jurisdiction in India or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

                                       50
================================================================================

Subordination Under the Subordinated Debt Indenture

          The form of the subordinated debt indenture provides that payment of the principal, any premium and interest and additional amounts on debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The form of the subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

     o    for money borrowed by us;

     o for obligations of others that we directly or indirectly either assume or guarantee;

     o in respect of letters of credit and acceptances issued or made by banks in favor of us; or

     o issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

          Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

          Senior indebtedness does not include:

     o any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

     o    any of our indebtedness to one of our subsidiaries.

          The form of the subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

          The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

     o of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

     o that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

          Under the terms of the form of the subordinated debt indenture, we may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

          If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will

                                       51
================================================================================
describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Indian law and our articles of association.

Governing Law

          The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. In addition, the indentures and the debt securities may be subject to certain regulatory limitations or approval and consent requirements under applicable Indian law.

          See "Exchange Controls - Restriction on Debt Issues" for a summary of Indian government approvals relating to the issuance of debt securities.

The Indenture Trustees

          Citibank, N.A. will act as trustee under each of the senior debt indenture and the subordinated debt indenture and as administrative trustee under the declarations.

                                       52
================================================================================

                                EXCHANGE CONTROLS

Restrictions on Conversion of Rupees

          There are restrictions on the conversion of Indian Rupees into U.S. dollars. Before February 29, 1992, the Reserve Bank of India determined the official value of the Rupee in relation to a weighted basket of currencies of India's major trading partners. In the February 1992 budget, a new dual exchange rate mechanism was introduced by allowing conversion of 60% of the foreign exchange received on trade or current account at a market-determined rate and the remaining 40% at the official rate. All importers were, however, required to buy foreign exchange at the market rate except for certain specified priority imports. In March 1993, the exchange rate was unified and allowed to float. In February 1994 and again in August 1994, the Reserve Bank of India announced relaxation in payment restrictions in the case of a number of transactions. Since August 1994, the Government of India has substantially complied with its obligations owed to the International Monetary Fund, under which India is committed to refrain from using exchange restrictions on current international transactions as an instrument in managing the balance of payments. Effective July 1995, the process of current account convertibility was advanced by relaxing restrictions on foreign exchange for various purposes, such as foreign travel and medical treatment.

          In December 1999, the Indian Parliament passed the Foreign Exchange Management Act, which became effective on June 1, 2000 ("FEMA"), replacing the earlier Foreign Exchange Regulation Act, 1973 ("FERA"). This new legislation indicates a major shift in the policy of the government with regard to foreign exchange management in India. While FERA was aimed at the conservation of foreign exchange and its utilization for the economic development of the country, the objective of FEMA is to facilitate external trade and promote the orderly development and maintenance of the foreign exchange market in India.

          FEMA permits most transactions involving foreign exchange except those prohibited or restricted by the Reserve Bank of India. FEMA has eased restrictions on current account transactions. However the Reserve Bank of India continues to exercise control over capital account transactions (i.e., those which alter the assets or liabilities, including contingent liabilities, of persons). The Reserve Bank of India has issued regulations under FEMA to regulate the various kinds of capital account transactions, including certain aspects of the purchase and issuance of shares of Indian companies.

Restrictions on Sale of the Equity Shares Underlying the ADSs and for Repatriation of Sale Proceeds

          ADSs issued by Indian companies to non-residents have free transferability outside India. However, under Indian regulations and practice, the relevant RBI-licensed authorized dealer of the buyer must be notified of the sale of equity shares underlying ADSs by a non-resident of India to a resident of India, as well as of any renunciation by a non-resident in favor of a resident of Indian of the right to subscribe to such equity shares granted pursuant to a rights offering, provided the price for sale of such equity shares is in accordance with Reserve Bank of India pricing guidelines. If not, prior approval of the Reserve Bank of India is required for any such transfer. Under current Indian law, Equity Shares may only be deposited into our depositary facility in exchange for ADSs and, under certain circumstances, the number of ADSs that can be outstanding at any time is limited as follows: after any offering of ADSs, Equity Shares can be deposited for issuance of ADSs only to the extent that (a) holders have surrendered ADSs and withdrawn Equity Shares from the ADS facility and (b) such holders sold such Equity Shares through SEBI registered stock brokers in a domestic Indian stock market. As our Equity Shares are not listed on any Indian stock exchange, if you elect to surrender your ADSs and receive Equity Shares, you would be unable to redeposit outstanding Equity Shares with our Depositary and receive ADSs.

          Investors who seek to sell in India to resident Indians any Equity Shares withdrawn from the depositary facility and to convert the Rupee proceeds from such sale into foreign currency and repatriate such foreign currency from India will be subject to pricing guidelines specified by the Reserve Bank of India for such sales. Prior approval of the Reserve Bank of India will be required in the event the price for any such sale does not comply with such pricing guidelines.

An Active or Liquid Market for Our ADSs Is Not Assured

          Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. Liquidity of a securities market is often a function of the volume of the shares that are publicly held by unrelated parties. Although ADS owners are entitled to withdraw the Equity Shares underlying the ADSs from the depository facility at

                                       53
================================================================================
any time, subject to certain legal restrictions, there is no public market for our Equity Shares in India or elsewhere. Under current Indian law, Equity Shares may only be deposited into our depositary facility in exchange for ADSs and, under certain circumstances, the number of ADSs that can be outstanding at any time is limited as follows: after any offering of ADSs, Equity Shares can be deposited for issuance of ADSs only to the extent that (a) holders have surrendered ADSs and withdrawn Equity Shares from the ADS facility and (b) such holders sold such Equity Shares through SEBI registered stock brokers in a domestic Indian stock market. Since our Equity Shares are unlisted, if you elect to surrender your ADSs and receive Equity Shares, you may be unable to re-deposit of our Equity Shares on an automatic basis under existing laws.

Restriction on Debt Issues

          Indian corporates are permitted to raise debt in various forms (commonly referred to as "External Commercial Borrowing" or "ECB") from internationally recognized sources such as international banks, international capital markets, multilateral financial institutions, export credit agents, suppliers of equipment, foreign, collaborators and foreign equity holders, subject to the regulations laid down by the Reserve Bank of India in this regard. These regulations govern all the important aspects of ECBs including amount and maturity, all-in cost ceilings (including rate of interest and fees and expenses payable in foreign currency) end-use, security and prepayment/redemption.

          Indian borrowers are allowed to raise up to US$ 20 million, in the event the minimum average maturity of the ECB is three years, and up to US$ 500 million, in the event the minimum average maturity is five years, without Reserve Bank of Indian approval (the "automatic route") so long as, inter alia, the following conditions are met.

     o "All-in cost" ceiling does not exceed 200 basis points over the six-month LIBOR for the respective currency of borrowing, in the case of ECBs with a minimum average maturity of 3 to 5 years, and 350 basis points over the six-month LIBOR for the respective currency of borrowing, in the case of ECBs with a minimum average maturity being more than five years, 350.

     o Proceeds from ECBs can be only raised for permitted purposes, such as capital investments, overseas direct investment in a joint venture or a wholly-owned foreign subsidiary. ECB proceeds cannot be used for on-lending, for investing in capital markets and real estate, for working capital and general corporate purposes or for refinancing existing domestic loans.

     o ECBs may be secured by assets of the borrower subject to compliance with the relevant regulations issued by the Reserve Bank of India.

     o Pre-payment or redemption of ECBs prior to maturity in amounts up to US$ 100 million is permitted without prior Reserve Bank of India approval, provided that any such prepayment and redemption can only be undertaken if the same complies with the stipulated average maturity period of three years, in the case an ECB of up to US$ 20 million, and five years, in the case of an ECB of up to US$ 500 million.

          All proposals for the issuance of ECBs that do not fall into the parameters set out above will need the approval of the Reserve Bank of India and/or the Government of India.

          The maximum amount of ECB that may be raised by an eligible borrower under the automatic route is US$ 500 million, or its equivalent, during a single financial year. The primary responsibility to ensure that ECB raised/utilized are in conformity with the RBI instructions is that of the concerned borrower and any contravention of the RBI guidelines will be viewed seriously and may invite penal action.

          The Ministry of Finance, through the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (through Depositary Receipt Mechanism) Scheme 1993 (the "Scheme"), has allowed Indian corporates to issue Foreign Currency Convertible Bonds ("FCCBs"). Unless otherwise expressly provided in the Scheme, the issuance and terms of FCCBs are subject to the same conditions and restrictions set forth above for ECBs. All proposals for the issuance of FCCBs that do not fall under the automatic approval route set out in the Scheme and that do not meet the conditions and restrictions set forth for ECBs will need the approval of the Reserve Bank of India and/or the Government of India.

                                       54
================================================================================

Sponsored ADR Schemes

          From November 23, 2002, the Reserve Bank of India has permitted existing shareholders of Indian companies to sell their shares through the issuance of ADRs against the block of existing shares of the Indian company, subject to the following conditions:

     o The facility to sell the shares would be available pari passu to all categories of shareholders.

     o The sponsoring company whose shareholders propose to divest existing shares in the overseas market through issue of ADRs will give an option to all its shareholders indicating the number of shares to be divested and mechanism how the price will be determined under the ADR norms. If the shares offered for divestment are more than the pre-specified number to be divested, shares would be accepted from the existing shareholders in proportion to their existing shareholdings.

     o The proposal for divestment of the shares would have to be approved by a special resolution of the Indian company.

     o The proceeds of the ADR issue raised abroad shall be repatriated into India within a period of one month from the closure of the issue. However, the proceeds of the ADR issue can also be retained abroad to meet the future foreign exchange requirements of the company and by a recent notification this facility has been extended indefinitely till further notice.

     o The issue related expenses in relation to public issue of ADRs under this scheme would be subject to a ceiling of 7% of the issue size in the case of public issues and 2% of the issue size in case of private placements. The issue related expenses would include underwriting commissions, lead manager charges, legal expenses and reimbursable expenses. The issue expenses shall be passed onto the shareholders participating in the sponsored issue on a pro rata basis.

                                       55
================================================================================

              RESTRICTION ON FOREIGN OWNERSHIP OF INDIAN SECURITIES

          Prior to June 1, 2000, foreign investment in Indian securities, including the acquisition, sale and transfer of securities in Indian companies, was regulated by the FERA. As of June 1, 2000, foreign investment in and divestment from Indian securities have been regulated by the provisions of FEMA, the notifications and regulations issued by the Reserve Bank of India thereunder, and the rules made by the Ministry of Finance of the Government of India. A summary of the regulatory environment for foreign investment in India is provided below.

ADR Guidelines

          Subject to the fulfillment of certain conditions, Indian companies issuing ADSs are no longer required to obtain approval of the Ministry of Finance or the Reserve Bank of India under the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depositary Receipt Mechanism) Scheme, 1993, as amended from time to time, or the 1993 Scheme. Although we will not require approval of either the Ministry of Finance or the Reserve Bank of India, we are required to furnish a quarterly return to the Reserve Bank of India and the Ministry of Finance within 15 days of the close of each calendar quarter.

          The 1993 Scheme is distinct from other policies described below relating to investments in Indian companies by foreign investors. The issuance of ADSs pursuant to the 1993 Scheme also affords to holders of ADSs the benefits of Sections 115AC and 115ACA of the Income-tax Act, 1961 for purposes of the application of Indian tax.

Foreign Direct Investment

          Currently, subject to certain exceptions, foreign direct investment and investment by individuals of Indian nationality or origin residing outside India, or non-resident Indians, including investment in the ADSs, does not require the prior approval of the Government of India, or the Reserve Bank of India, although a declaration in the prescribed form, detailing the foreign investment must be filed with the Reserve Bank of India once the foreign investment is made in the Indian company. The Government of India has indicated that in all cases the Reserve Bank of India would continue to be the primary agency for the purposes of monitoring and regulating foreign investment. The foregoing description applies only to an issuance of shares by, and not to a transfer of shares of, Indian companies. Any transfer of shares of an Indian company by a non-resident Indian may, under certain circumstances, require the prior approval of the Reserve Bank of India.

Portfolio Investment by Non-Resident Indians

          A variety of methods for investing in shares of Indian companies are available to non-resident Indians. Subject to certain terms and conditions, these methods allow non-resident Indians to make portfolio investments in shares and other securities of Indian companies on a basis not generally available to other foreign investors. In addition to portfolio investments in Indian companies, non-resident Indians may also make foreign direct investments in Indian companies pursuant to the foreign direct investment route discussed above.

Portfolio Investment by Foreign Institutional Investors

          In September 1992, the Government of India issued guidelines that enable foreign institutional investors, including institutions such as pension funds, investment trusts, asset management companies, nominee companies and incorporated/institutional portfolio managers referred to as Foreign Institutional Investors, or FIIs, to make portfolio investments in all securities of listed and unlisted companies in India. Investments by registered Foreign Institutional Investors or Non-Resident Indians made through a stock exchange are known as Portfolio Investments. Foreign investors wishing to invest and trade in Indian securities in India under these guidelines are required to register with the SEBI. Foreign investors are not necessarily required to register with the SEBI as Foreign Institutional Investors and may invest in securities of Indian companies pursuant to the Foreign Direct Investment route discussed above.

          Foreign institutional investors are required to comply with the provisions of the Securities and Exchange Board of India (Foreign Institutional Investors) Regulations, 1995, or Foreign Institutional Investor Regulations. A registered FII may buy, subject to the ownership restrictions discussed below, and sell freely securities issued by any Indian company, realize capital gains on investments made through the initial amount invested in India, subscribe to or renounce rights offerings for shares, appoint a domestic custodian for custody of investments made and repatriate the capital, capital gains,

                                       56
================================================================================
dividends, income received by way of interest and any compensation received towards sale or renunciation of rights offerings of shares. Investment by FII in unlisted Indian companies would require the prior approval of the RBI. Further, an FII may not hold more than 10% of the total issued capital of a company in its own name, a corporate/individual sub-account of the FII may not hold more than 5% of the total issued capital of a company and a broad based sub-account of the FII may not hold more than 10% of the total issued capital of a company. The total holding of all FIIs in a company is subject to a cap of 24% of the total paid-up capital of a company, which can be increased to the relevant statutory cap/ceiling in respect of the said company with the passing of a special resolution by the shareholders of the company in a general meeting.

          Registered FIIs are generally subject to tax under Section 115AD of the Income Tax Act of 1961. There is uncertainty under Indian law as to the tax regime applicable to foreign institutional investors that hold and trade ADSs. As such, FIIs are urged to consult with their Indian legal and tax advisors before making an investment in ADSs issued by an Indian company.

          In addition to making portfolio investments in Indian companies, foreign institutional investors may make foreign direct investments in Indian companies pursuant to the foreign direct investment route discussed above.

Takeover and Insider Trading Regulations

          Under the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 1997, as amended, or Takeover Code, upon the acquisition of more than 5% of the outstanding shares or voting rights of a listed public Indian company, a purchaser is required to notify the company, and the company and the purchaser are required to notify all the stock exchanges on which the shares of such company are listed. Upon the acquisition of 15% or more of such shares or voting rights or a change in control of the company, the purchaser is required to make an open offer to the other shareholders offering to purchase at least 20% of all the outstanding shares of the company at a minimum offer price as determined pursuant to the Takeover Code. Upon conversion of ADSs into equity shares, an ADS holder will be subject to the Takeover Code; provided the Indian company is listed in India. Similarly, appropriate disclosures would have to be made under the SEBI (Prohibition of Insider Trading), Regulations, 1992, or Insider Trading Regulations, if the equity shares of the Indian company are listed on a recognized stock exchange in India. Please note that since our Equity Shares are unlisted in India, the provisions of the Takeover Code and the Insider Trading Regulations will not be applicable.

Restrictions on Conversion of Rupees

          There are restrictions on the conversion of Rupees into dollars. Before February 29, 1992, the Reserve Bank of India determined the official value of the Rupee in relation to a weighted basket of currencies of India's major trading partners. In the February 1992 budget, a new dual exchange rate mechanism was introduced by allowing conversion of 60% of the foreign exchange received on trade or current account at a market-determined rate and the remaining 40% at the official rate. All importers were, however, required to buy foreign exchange at the market rate except for certain specified priority imports. In March 1993, the exchange rate was unified and allowed to float. In February 1994 and again in August 1994, the Reserve Bank of India announced relaxation in payment restrictions in the case of a number of transactions. Since August 1994, the Government of India has substantially complied with its obligations owed to the IMF, under which India is committed to refrain from using exchange restrictions on current international transactions as an instrument in managing the balance of payments. Effective July 1995, the process of current account convertibility was advanced by relaxing restrictions on foreign exchange for various purposes, such as foreign travel and medical treatment.

          In December 1999, the Indian parliament passed the Foreign Exchange Management Act, which became effective on June 1, 2000, replacing the earlier Foreign Exchange Regulation Act, 1973, or FERA. This new legislation indicates a major shift in the policy of the government with regard to foreign exchange management in India. While FERA was aimed at the conservation of foreign exchange and its utilization for the economic development of the country, the objective of FEMA is to facilitate external trade and promote the orderly development and maintenance of the foreign exchange market in India.

          FEMA permits most transactions involving foreign exchange except those prohibited or restricted by the Reserve Bank of India. FEMA has eased restrictions on current account transactions. However the Reserve Bank of India continues to exercise control over capital account transactions (i.e., those

                                       57
================================================================================
which alter the assets or liabilities, including contingent liabilities, of persons). The Reserve Bank of India has issued regulations under FEMA to regulate the various kinds of capital account transactions, including certain aspects of the purchase and issuance of shares of Indian companies.

                                       58
================================================================================

                          GOVERNMENT OF INDIA APPROVALS

          Currently under Indian regulations we are not required to obtain the prior approval of the Ministry of Finance, the Foreign Investment Promotion Board (the "FIPB") or the Reserve Bank of India ("RBI")for any offering of ADSs against Equity Shares pursuant to this Prospectus. We will, however, be required to furnish full particulars of any such offering, including the number of ADSs issued (if any), the percentage of the foreign shareholding in Rediff.com subsequent to any offering pursuant to this prospectus or any prospectus supplement and detailed parameters of the issue, to the RBI within 30 days after any such offering. In addition to the details mentioned above, we will be required to file details of the listing arrangements, total amount raised, the amount retained abroad and other relevant details regarding the launching and initial trading of the ADSs with the RBI. We are also required to furnish to the RBI, prior to any offering pursuant to this prospectus or any prospectus supplement, details regarding our capital structure both before and after any such offering, within 30 days after of any such offering. We are also required to inform the RBI of any repatriation of issue proceeds held abroad immediately upon such repatriation.

          On January 20, 2000, the RBI issued a notification under the provisions of the Indian Foreign Exchange Regulation Act, 1973 relaxing the requirement of prior approval for an Indian company issuing ADSs, provided that the issuing company is eligible to issue ADSs in terms of the guidelines issued by the Ministry of Finance and the issuing company is eligible to issue shares to foreign investors under the automatic route in accordance with RBI and FIPB guidelines. We satisfy both the criteria mentioned above and hence we will not be required to obtain the prior approval of the Ministry of Finance, the RBI or the FIPB for any offering of Equity Shares in the form of ADSs pursuant to the terms of this prospectus or any prospectus supplement. Through this notification the RBI has also granted general permission for the following:

     o    foreign investors to acquire ADSs and equity shares issued by us;

     o for us to issue the ADSs and transfer and register the equity shares in the name of the depositary or its nominee;

     o for us to remit dividends on the Equity Shares issued by us and represented by ADSs at market rates, through an RBI-authorized dealer, as and when due subject to the payment of any applicable Indian taxes;

     o for us to issue any rights or bonus equity shares represented by the ADSs issued by us;

     o for us to export the equity shares from India for transfer thereof outside of India upon withdrawal from the depositary facility; and

     o the Reserve Bank of India has granted general permission for the free transfer of the ADSs issued by us outside India between persons not resident in India.

          Under Indian regulations and practice, the sale of Equity Shares underlying ADSs by a non-resident of India to a resident of India, as well as any renunciation of rights by a non-resident in a rights issue relating to such Equity Shares in favor of a resident of India, does not require prior RBI approval, provided the price for the sale of the Equity Shares, or any renunciation of rights, is in accordance with RBI pricing guidelines. If not, prior RBI approval is required for any such transfer. The RBI has also generally approved the free transferability of our ADSs outside India between two non-residents.

          Any person resident outside India desiring to sell Equity Shares received upon surrender of ADSs or otherwise transfer Equity Shares within India should seek the advice of an Indian counsel as to the requirements applicable at that time. The Reserve Bank of India has approved the free transferability of our ADSs outside India between two non-residents. Under current Indian law, the sale and transfer of our Equity Shares withdrawn from the depositary to any resident of India would need to comply with pricing guidelines issued by the Reserve Bank of India, failing which prior approval of the Reserve Bank of India would be required. A non-resident of India intending to sell the Equity Shares underlying the ADS to a resident of India, if such sale is in compliance with RBI pricing guidelines, is required to notify the relevant RBI-licensed authorized dealer of the buyer, which is usually the buyer's bank, by submitting a Form FC TRS, which requires information as to the transferor, transferee, consent letters of the transferor and transferee, the shareholding structure of our company, the proposed sale price per share and other information, including:
(a) a certificate issued by our statutory auditors indicating the fair value of our Equity Shares, if the consideration does not exceed Rs. 2,000,000; and (b)

                                       59
================================================================================
certificates issued by our statutory auditor and by a Chartered Accountant or a Category 1 Merchant Banker registered with the Securities and Exchange Board of India, if the consideration exceeds Rs. 2,000,000. The proceeds from such transfers may be transferred outside India after payment of applicable taxes and stamp duties.

          Although there is no requirement under Indian law for this prospectus to be registered or filed with any statutory or regulatory authority in India, we will file a copy of this prospectus with the Registrar of Companies in Mumbai, in the state of Maharashtra, for information purposes. Our registered office is located in Mumbai.

          Our Equity Shares are not listed on any Indian stock exchanges, and no such listing is presently planned.

          See "Exchange Controls" for a summary of Indian government approvals relating to the issuance of debt securities.

                                       60
================================================================================

                                    TAXATION

          Information regarding the specific tax effects of each offering of securities will be set forth in the related prospectus supplement filed in connection therewith.

                                       61
================================================================================

                              PLAN OF DISTRIBUTION

          We may sell the securities being offered hereby in one or more of the following ways from time to time:

     o to underwriters or dealers for resale to the public or to institutional investors;

     o    directly to institutional investors; or

     o    through agents to the public or to institutional investors.

          The prospectus supplement with respect to the securities will state the terms of the offering of the securities, including:

     o    the name or names of any underwriters or agents;

     o the purchase price of the securities and the proceeds to be received by us from the sale;

     o any underwriting discounts or agency fees and other items constituting underwriters* or agents* compensation;

     o    any initial public offering price;

     o    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     o    any securities exchange on which the securities may be listed.

          We may also conduct a rights offering of the securities to our shareholders. Any details of any specific rights offering would be included in an applicable prospectus supplement.

          If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

     o    negotiated transactions;

     o    at a fixed public offering price or prices, which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to prevailing market prices; or

     o    at negotiated prices.

          If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

          In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

          Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which we may conduct an electronic "Dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

          If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering

                                       62
================================================================================
price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

          Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

          Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers and agents may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and our affiliates.

          Our ADSs are traded on the Nasdaq Small Cap Market. Any ADSs sold will be listed on the Nasdaq Small Cap Market, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                       63
================================================================================

                           VALIDITY OF THE SECURITIES

          Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us as to matters of Indian law by
J. Sagar Associates, Mumbai, and as to matters of United States federal or New York law by Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

                                     EXPERTS

          The financial statements of the Company and its consolidated subsidiaries as of March 31, 2004 and 2003 and for each of the three years ended March 31 2004 (other than the Company's subsidiary Rediff Holdings Inc. and its subsidiaries as of March 31, 2003 and for each of the two years then ended), and the related financial statement schedules incorporated in this prospectus by reference from the Company's annual report on Form 20-F for the year ended March 31, 2004 have been audited by Deloitte, Haskins & Sells, as stated in their reports, which are incorporated herein by reference. Those reports express an unqualified opinion and include explanatory paragraphs referring to the existence of the Company's general purpose financial statements prepared in accordance with accounting principles generally accepted in India and the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles Assets". The financial statements of Rediff Holdings Inc. and its subsidiaries as of March 31, 2003 and for each of the two years then ended which have been consolidated with those of the Company, but which have not been presented separately, have been audited by Ernst & Young LLP, as stated in their reports, which are likewise incorporated herein by reference. Such financial statements of the Company and its consolidated subsidiaries have been so incorporated in reliance upon the respective reports of Deloitte, Haskins & Sells and Ernst & Young LLP given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent registered public accounting firms.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

          Our Articles of Association provide that the directors and officers of the company shall be indemnified by us against loss in defending any proceeding brought against officers and directors in their capacity as such, if the indemnified officer or director receives judgment in his favor or is acquitted in such proceeding. In addition, our Articles provide that we shall indemnify its officers and directors in connection with any application pursuant to
Section 633 of the Indian Companies Act, 1956 in which relief is granted by the court.

          Reference is made to the form of indemnification agreement filed as
Exhibit 10.4 to our Form F-1 Registration Statement filed with the SEC in May 2000, pursuant to which we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

          The forms of Underwriting Agreements to be filed as Exhibits 1.1 and
1.2 to this Registration Statement will also provide for indemnification of us and our officers and directors.

          We have obtained directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners or employees for certain liabilities.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                       64
================================================================================

                        ENFORCEMENT OF CIVIL LIABILITIES

          The enforcement by investors of civil liabilities under U.S. federal securities laws, including the ability to effect service of process and to enforce judgments of U.S. courts in the United States may be affected adversely by the fact that the Company is incorporated under the laws of India and nearly all of its executive officers, certain of its directors and the experts named in this prospectus, reside outside of the United States. A substantial portion of the Company's assets and the assets of nearly all of its executive officers, certain of its directors and the experts named in this prospectus are also located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons and the Company or to enforce in the United States courts judgments obtained in United States courts against the Company and these persons, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

          Section 44A of the Indian Code of Civil Procedure, 1908 (the "Civil Code"), provides that where a foreign judgment has been rendered by a superior court in any country or territory outside India which the Government of India has by notification declared to be a reciprocating territory, it may be enforced in India by proceedings in execution as if the judgment had been rendered by the relevant court in India. The United States has not been declared by the Government to be a reciprocating territory for the purposes of Section 44A.

          J. Sagar Associates, the Company's Indian counsel, have advised the Company that a judgment of a court in the United States may be enforced in India only by a suit upon the judgment, subject to Section 13 of the Civil Code, and not by proceedings in execution. This section, which is the statutory basis for the recognition of foreign judgments, states that a foreign judgment is conclusive as to any matter directly adjudicated upon except:

     o where the judgment has not been pronounced by a court of competent jurisdiction;

     o    where the judgment has not been given on the merits of the case;

     o where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable;

     o where the proceedings in which the judgment was obtained were opposed to natural justice;

     o    where the judgment has been obtained by fraud; or

     o where the judgment sustains a claim founded on a breach of any law in force in India.

          Any judgment of a court in a country that has not been declared by the Indian Government to be a reciprocating territory for purposes of Section 44A of the Civil Code may be enforced only by a suit upon the judgment and not by proceedings in execution. The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. Generally, there are considerable delays in the disposal of suits by Indian courts. It is unlikely that a court in India would award damages on the same basis as a foreign court if an action is brought in India. Furthermore, it is unlikely that an Indian court would enforce foreign judgments if it viewed the amount of damages awarded as excessive or inconsistent with Indian practice. A party is required to obtain prior approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999, to repatriate any amount recovered in connection with the enforcement of a foreign judgment in India.

                                       65
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Indemnification of Directors and Officers

          Our Articles of Association provide that the directors and officers of the Company shall be indemnified by us against loss in defending any proceeding brought against officers and directors in their capacity as such, if the indemnified officer or director receives judgment in his favor or is acquitted in such proceeding. In addition, our Articles provide that we shall indemnify its officers and directors in connection with any application pursuant to
Section 633 of the Indian Companies Act, 1956 if relief is granted by the court in connection with such application.

          Reference is made to the form of indemnification agreement filed as
Exhibit 10.4 to our Form F-1 Registration Statement filed with the SEC in May 2000, pursuant to which we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

          The forms of Underwriting Agreements to be filed as Exhibits 1.1 and
1.2 to this Registration Statement will also provide for indemnification of us and our officers and directors.

          We have obtained directors and officers insurance providing indemnification for certain of our directors, officers, affiliates, partners or employees for certain liabilities.

          Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.   Exhibits and Financial Statement Schedules

          The following is a list of all exhibits filed as a part of the registration statement on Form F-3, including those incorporated by reference:

          1.1   Form of Underwriting Agreement relating to Equity Shares and
                ADSs*

          1.2   Form of Underwriting Agreement relating to debt securities*

          4.1 Form of Senior Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee**

          4.2 Form of Subordinated Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee**

          4.3 Deposit Agreement, dated as of June 13, 2000, among Rediff.com India Limited, Citibank, N.A. and holders and beneficial owners of American Depositary Shares (including as an exhibit thereto, the form of American Depositary Receipt evidencing American Depositary Shares)**

          4.4   Form of Certificate for Equity Shares of Rediff.com India
                Limited***

          4.5   Form of debt securities*

          5.1   Opinion of J. Sagar Associates**

          5.2   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

          23.1  Consent of Deloitte Haskins & Sells**

          23.2  Consent of Ernst & Young LLP**

          23.3 Consent of J. Sagar Associates (included in the opinion filed as Exhibit 5.1)**

          23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2)**

          24.1 Powers of Attorney (included in the signature page of this Registration Statement)**

          25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Senior Debt Indenture**

          25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Subordinated Debt Indenture**

                                      II-1
================================================================================

----------

* To be filed by amendment, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.

**   Filed herewith.

*** Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form F-1 (SEC File No. 333-37376).


Item 10.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                      II-2
================================================================================

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, (unless, in the opinion of its counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-3
================================================================================

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mumbai, India on February 4, 2005.

                                 Rediff.com India Limited


                                 By: /s/ Ajit Balakrishnan
                                     -------------------------------------------
                                     Name:  Ajit Balakrishnan
                                     Title: Chairman of the Board of Directors /
                                            Managing Director


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints each of Ajit Balakrishnan, Chairman and Managing Director, and Joy Basu, Chief Financial Officer, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                     Title                             Date
----------                                     -----                             ----

/s/ Ajit Balakrishnan         Chairman of the Board of Directors and      February 4, 2005
--------------------------    Managing Director (Principal Executive
Ajit Balakrishnan             Officer)

/s/ Diwan Arun Nanda          Director                                    February 4, 2005
--------------------------
Diwan Arun Nanda


/s/ Sunil N. Phatarphekar     Director                                    February 4, 2005
--------------------------
Sunil N. Phatarphekar


/s/ Pulak Prasad              Director                                    February 4, 2005
--------------------------
Pulak Prasad


/s/ Ashok Narasimhan          Director                                    February 4, 2005
--------------------------
Ashok Narasimhan


/s/ Sridar Iyenger            Director                                    February 4, 2005
--------------------------
Sridar Iyenger

                                      II-4
================================================================================


/s/ Joy Basu                  Chief Financial Officer (Principal          February 4, 2005
--------------------------    Financial Officer and Principal
Joy Basu                      Accounting Officer)


/s/ Rajeev Bhambri            Authorized Representative in the            February 4, 2005
--------------------------    United States
Rajeev Bhambri

                                      II-5
================================================================================

                                  Exhibit Index


Exhibit
  No.       Description
-------     -----------

  1.3       Form of Underwriting Agreement relating to Equity Shares and ADSs*

  1.4       Form of Underwriting Agreement relating to debt securities*

  4.1 Form of Senior Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee**

  4.2 Form of Subordinated Debt Indenture to be entered into between the Rediff.com India Limited and Citibank, N.A. as trustee**

  4.3 Deposit Agreement, dated as of June 13, 2000, among Rediff.com India Limited, Citibank, N.A. and holders and beneficial owners of American Depositary Shares (including as an exhibit thereto, the form of American Depositary Receipt evidencing American Depositary Shares)**

  4.4       Form of Certificate for Equity Shares of Rediff.com India Limited***

  4.5       Form of debt securities*

  5.1       Opinion of J. Sagar Associates**

  5.2       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

 23.1       Consent of Deloitte Haskins & Sells**

 23.2       Consent of Ernst & Young LLP**

 23.3 Consent of J. Sagar Associates (included in the opinion filed as Exhibit 5.1)**

 23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.2)**

 24.1 Powers of Attorney (included in the signature page of this Registration Statement)**

 25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Senior Debt Indenture**

 25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., the trustee under the Subordinated Debt Indenture**

----------

* To be filed by amendment, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 6-K in connection with an offering of securities.

**   Filed herewith.

*** Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form F-1 (SEC File No. 333-37376).

                                      II-6
================================================================================